                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-14
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] COUNTRYWIDE(R)

                          $1,453,500,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                                        1

                 FREE WRITING PROSPECTUS DATED SEPTEMBER 7, 2006

      Distributions are payable on the 25th day of each month, beginning in
                                 September 2006

                              --------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

--------------------------------------------------------------------------------
                ORIGINAL
              CERTIFICATE                                            PROCEEDS
               PRINCIPAL          PRICE TO       UNDERWRITING           TO
CLASS         BALANCE (1)          PUBLIC          DISCOUNT        DEPOSITOR (2)
--------------------------------------------------------------------------------
1-A           $447,914,000       100.00000%        0.05208%          99.94792%
--------------------------------------------------------------------------------
2-A-1         $330,798,000       100.00000%        0.05200%          99.94800%
--------------------------------------------------------------------------------
2-A-2         $319,560,000       100.00000%        0.10333%          99.89667%
--------------------------------------------------------------------------------
2-A-3         $ 97,228,000       100.00000%        0.15617%          99.84383%
--------------------------------------------------------------------------------
M-1           $ 60,750,000       100.00000%        0.25000%          99.75000%
--------------------------------------------------------------------------------
M-2           $ 55,500,000       100.00000%        0.55833%          99.44167%
--------------------------------------------------------------------------------
M-3           $ 27,750,000       100.00000%        0.83333%          99.16667%
--------------------------------------------------------------------------------
M-4           $ 26,250,000       100.00000%        1.16667%          98.83333%
--------------------------------------------------------------------------------
M-5           $ 25,500,000       100.00000%        1.25000%          98.75000%
--------------------------------------------------------------------------------
M-6           $ 16,500,000       100.00000%        1.33333%          98.66667%
--------------------------------------------------------------------------------
M-7           $ 15,750,000       100.00000%        1.50000%          98.50000%
--------------------------------------------------------------------------------
M-8           $ 12,750,000       100.00000%        1.66667%          98.33333%
--------------------------------------------------------------------------------
M-9           $ 17,250,000       100.00000%        2.08333%          97.91667%
--------------------------------------------------------------------------------
A-R           $        100          (3)              (3)                (3)
--------------------------------------------------------------------------------

______________
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% .

(2)   Before deducting expenses payable by the Depositor estimated to be approximately $1,025,000 in the aggregate.

(3)   The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

                                        2

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-14, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of August 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about September 8, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

                                        3

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
November 24, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the December 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of August 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $976,584,516.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                $366,213,819

Weighted Average Mortgage Rate                                           8.650%

Range of Mortgage Rates                                       5.500% to 15.000%

Average Current Principal Balance                                      $161,399

Range of Current Principal Balances                         $14,652 to $530,000

Weighted Average Original Loan-to-Value Ratio                            77.67%

Weighted Average Original Term to Maturity                           380 months

Weighted Average Credit Bureau Risk Score                            594 points

Weighted Average Remaining Term to Stated Maturity                   378 months

Weighted Average Gross Margin*                                           6.548%

Weighted Average Maximum Mortgage Rate*                                 15.414%

                                        4

Weighted Average Minimum Mortgage Rate*                                  8.544%

Percentage Originated under Full Doc Program                             63.59%

Geographic Concentrations in excess of 10%:

   California                                                            14.33%

   Florida                                                               13.17%

______________
* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                $610,370,697

Weighted Average Mortgage Rate                                           8.318%

Range of Mortgage Rates                                       5.500% to 16.000%

Average Current Principal Balance                                      $213,566

Range of Current Principal Balances                        $8,519 to $1,000,000

Weighted Average Original Loan-to-Value Ratio                            79.85%

Weighted Average Original Term to Maturity                           371 months

Weighted Average Credit Bureau Risk Score                            628 points

Weighted Average Remaining Term to Stated Maturity                   368 months

Weighted Average Gross Margin*                                           7.090%

Weighted Average Maximum Mortgage Rate*                                 15.518%

Weighted Average Minimum Mortgage Rate*                                  8.661%

Percentage Originated under Full Doc Program                             61.37%

Geographic Concentrations in excess of 10%:

   California                                                            32.19%

   Florida                                                               12.44%

______________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

                                                                  PERMITTED
           CHARACTERISTIC                                      VARIANCE/MAXIMUM
--------------------------------------------------------------------------------
Weighted Average Mortgage Rate                                     +/-0.10%

Weighted Average Original Loan-to-Value Ratio                      +/-3.00%

Weighted Average Credit Bureau Risk Score                       +/-5 points

Percentage Originated under Full Doc Program                       +/-3.00%

Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans                                  +/-0.10%

Maximum California Concentration                                     50.00%

                                        5

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                  ORIGINAL
                                 CERTIFICATE                                    LAST SCHEDULED
                                  PRINCIPAL                                      DISTRIBUTION    INITIAL RATING   INITIAL RATING
           CLASS                 BALANCE (1)                TYPE                   DATE (2)      (MOODY'S) (3)       (S&P) (3)
----------------------------    --------------   ---------------------------    --------------   --------------   --------------
OFFERED CERTIFICATES

1-A.........................    $  447,914,000     Senior/Adjustable Rate       February 2035         Aaa              AAA
2-A-1.......................    $  330,798,000     Senior/Adjustable Rate       September 2027        Aaa              AAA
2-A-2.......................    $  319,560,000     Senior/Adjustable Rate         April 2033          Aaa              AAA
2-A-3.......................    $   97,228,000     Senior/Adjustable Rate        October 2034         Aaa              AAA
M-1.........................    $   60,750,000   Subordinate/Adjustable Rate     August 2035          Aa1              AA+
M-2.........................    $   55,500,000   Subordinate/Adjustable Rate     January 2036         Aa2               AA
M-3.........................    $   27,750,000   Subordinate/Adjustable Rate      April 2036          Aa3              AA-
M-4.........................    $   26,250,000   Subordinate/Adjustable Rate      June 2036            A1               A+
M-5.........................    $   25,500,000   Subordinate/Adjustable Rate     August 2036           A2               A
M-6.........................    $   16,500,000   Subordinate/Adjustable Rate    September 2036         A3               A-
M-7.........................    $   15,750,000   Subordinate/Adjustable Rate    December 2036         Baa1             BBB+
M-8.........................    $   12,750,000   Subordinate/Adjustable Rate     January 2037         Baa2             BBB
M-9.........................    $   17,250,000   Subordinate/Adjustable Rate    February 2037         Baa3             BBB-
A-R.........................    $          100      Senior/REMIC Residual       September 2006        Aaa              AAA

NON-OFFERED CERTIFICATES (4)
B...........................    $   20,250,000   Subordinate/Adjustable Rate    February 2037         Ba1              BB+
P...........................    $          100       Prepayment Charges              N/A              N/R              N/R
C...........................         N/A                  Residual                   N/A              N/R              N/R

______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

                                        6

The certificates will also have the following characteristics:

                                     PASS-THROUGH RATE    PASS-THROUGH RATE
                           RELATED     ON OR BEFORE             AFTER                                    INTEREST
                            LOAN         OPTIONAL              OPTIONAL                                   ACCRUAL
         CLASS              GROUP    TERMINATION DATE      TERMINATION DATE    DELAY/ACCRUAL PERIOD     CONVENTION
------------------------   -------   ------------------   ------------------   --------------------   ---------------

OFFERED CERTIFICATES
1-A.....................      1      LIBOR + 0.140% (1)   LIBOR + 0.280% (1)           (2)            Actual/360 (3)
2-A-1...................      2      LIBOR + 0.050% (1)   LIBOR + 0.100% (1)           (2)            Actual/360 (3)
2-A-2...................      2      LIBOR + 0.150% (1)   LIBOR + 0.300% (1)           (2)            Actual/360 (3)
2-A-3...................      2      LIBOR + 0.240% (1)   LIBOR + 0.480% (1)           (2)            Actual/360 (3)
M-1.....................   1 and 2   LIBOR + 0.290% (1)   LIBOR + 0.435% (1)           (2)            Actual/360 (3)
M-2.....................   1 and 2   LIBOR + 0.310% (1)   LIBOR + 0.465% (1)           (2)            Actual/360 (3)
M-3.....................   1 and 2   LIBOR + 0.330% (1)   LIBOR + 0.495% (1)           (2)            Actual/360 (3)
M-4.....................   1 and 2   LIBOR + 0.380% (1)   LIBOR + 0.570% (1)           (2)            Actual/360 (3)
M-5.....................   1 and 2   LIBOR + 0.400% (1)   LIBOR + 0.600% (1)           (2)            Actual/360 (3)
M-6.....................   1 and 2   LIBOR + 0.470% (1)   LIBOR + 0.705% (1)           (2)            Actual/360 (3)
M-7.....................   1 and 2   LIBOR + 0.820% (1)   LIBOR + 1.230% (1)           (2)            Actual/360 (3)
M-8.....................   1 and 2   LIBOR + 1.000% (1)   LIBOR + 1.500% (1)           (2)            Actual/360 (3)
M-9.....................   1 and 2   LIBOR + 2.050% (1)   LIBOR + 3.075% (1)           (2)            Actual/360 (3)
A-R.....................   1 and 2          (4)                  (4)                   N/A                  N/A

NON-OFFERED CERTIFICATES
B.......................   1 and 2   LIBOR + 2.250% (1)   LIBOR + 3.375% (1)           (2)            Actual/360 (3)
P.......................   1 and 2          N/A                  N/A                   N/A                  N/A
C.......................   1 and 2          N/A                  N/A                   N/A                  N/A

______________
(1)   The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
      Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
      Calculation of One-Month LIBOR."

(2)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)   The Class A-R Certificates will not accrue any interest.

                                        7

DESIGNATIONS

     DESIGNATION                            CLASS OF CERTIFICATES
----------------------           --------------------------------------------
Class A                          Class 1-A and Class 2-A Certificates.
  Certificates:

Class 2-A                        Class 2-A-1, Class 2-A-2, and
  Certificates:                  Class 2-A-3 Certificates.

Senior                           Class A and Class A-R Certificates.
  Certificates:

Class M                          Class M-1, Class M-2, Class M-3,
  Certificates:                  Class M-4, Class M-5, Class M-6,
                                 Class M-7, Class M-8 and Class M-9
                                 Certificates.

Subordinate                      Class M and Class B Certificates.
  Certificates:

Adjustable Rate                  Class A Certificates and Subordinate
  Certificates                   Certificates.
  or Swap
  Certificates:

Offered                          Class 1-A, Class 2-A-1, Class 2-A-2,
  Certificates:                  Class 2-A-3, Class M-1, Class M-2,
                                 Class M-3, Class M-4, Class M-5, Class M-6,
                                 Class M-7, Class M-8, Class M-9 and Class
                                 A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to any other distribution date, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on September 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o   the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o   any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

                                        8

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o   scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o   interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o   interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o   the amount, if any, of the seller interest shortfall payment paid by
    Countrywide Home Loans, Inc. on any distribution date on or prior to the
    December 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o   prepayments collected in the applicable period;

o   the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o   the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o   excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under "Description of the
    Certificates -- Overcollateralization Provisions" in this free writing prospectus; and

o   the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o   the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --
    Withdrawals from the Collection Account" and "--Withdrawals from the
    Distribution Account") due to the master servicer;

o   the pro rata portion of the trustee fee due to the trustee;

o   amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o   all prepayment charges (which are distributable only to the Class P
    Certificates);

o   all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o   any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

                                        9

FINAL MATURITY RESERVE FUND

On each distribution date beginning on the distribution date in September 2016 and ending on the final maturity reserve funding date, if the aggregate stated
principal balance of the mortgage loans having an original term to maturity of
40 years as of the first day of the related due period is greater than the required deposit trigger amount for such distribution date, an amount equal to the lesser of (a) the product of (i) 0.80% and (ii) the aggregate stated
principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in
August 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus.
Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the holders of the Class C
Certificates.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o   from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

o   from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o   from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o   from loan group 2 interest funds, concurrently, to each class of Class 2-A
    Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o   from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

o   from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or

                                        10

on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates --
Distributions -- Distributions of Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o   the date on which the aggregate certificate principal balance of the Class A
    Certificates is reduced to zero; and

o   the later of:

    o   the September 2009 distribution date; and

    o   the date on which the level of subordination for the Class A
        Certificates is 40.60% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o   concurrently,

    (1)   from the loan group 1 principal distribution amount, in the following order of priority:

          (i)   to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
                described in clause (2)(i) of this bullet point), to be
                allocated among such classes of certificates in the amounts and order of priority described below, until the certificate
                principal balances thereof are reduced to zero; and

    (2)   from the loan group 2 principal distribution amount, in the following order of priority:

          (i)   to the classes of Class 2-A Certificates in the amounts and order of priority described below, until the certificate
                principal balances thereof are reduced to zero; and

          (ii)  to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

    (1)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
          M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

    (2)   as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o   concurrently,

    (1)   from the loan group 1 principal distribution amount, in an amount up to the Class 1-A

                                        11

          principal distribution amount, in the following order of priority:

          (i)   to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
                described in clause (2)(i) of this bullet point), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

    (2)   from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order of priority:

          (i)   to the classes of Class 2-A Certificates, in the amounts and order of priority described below, until the certificate
                principal balances thereof are reduced to zero; and

          (ii)  to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

    (1)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
          M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

    (2)   as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o   concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o   sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o   to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class A
    Certificates and subordinate certificates;

o   to the carryover reserve fund, the required carryover reserve fund deposit;

o   if the final maturity OC trigger is in effect, sequentially, in the following order of priority: (1) pro rata, based on certificate principal balances, to (x) the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero, and (y) sequentially, to the Class
    2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero, and (2)
    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the

                                       12

    certificate principal balance thereof is reduced to zero;

o   to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o   to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $26,250,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were

                                       13

to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the Certificates--Applied Realized Loss
Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.35% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The majority holder of the Class C Certificates will have the right to direct the master servicer to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding

                                       14

account on the closing date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the master servicer directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the majority holder of the Class C Certificates does not direct the master servicer to request that the auction be conducted, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity.
Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

                                       15

                         SUMMARY OF TRANSACTION PARTIES

                         ------------------------------

                               SPONSOR AND SELLER
                          Countrywide Home Loans, Inc.

          --------------                                      ------------------
         |               ------------------------------
         |                             |             ^        SWAP COUNTERPARTY
         |                             |             |         Lehman Brothers
         |                             |             |        Special Financing,
Mortgage |                             |             |               Inc.
Loans    |                             |             |
         |                    Mortgage |              ---     ------------------
         |                    Loans    |       Swap      |            ^
         |                             |       Payments  |            |
         |                             |                 |            | Swap
         |                             |                 |            | Payments
         |                             |                 |            |
         |                             |                 |            v
         |                             |                 |    ------------------
         v                             v                  ---   SWAP CONTRACT
-----------------               -----------------               ADMINISTRATOR
                     Mortgage                                  The Bank of New
  OTHER SELLERS      Loans          DEPOSITOR                        York
 Special Purpose -------------->   CWABS, Inc.                ------------------
    Entities                                                          ^
                                -----------------                     |
-----------------                      |                              |
                                       |                              | Swap
                                       |                              | Payments
                              Mortgage |                              |
                              Loans    |                              |
                                       |                              v
                                       v                      ------------------
                             -----------------------
-------------------                                  Swap
                                 ISSUING ENTITY      Payments     SWAP TRUST
 MASTER SERVICER    Mortgage   CWABS Asset-Backed   --------->
  AND SERVICER      Loan       Certificates Trust
 Countrywide Home   Servicing        2006-14                  ------------------
Loans Servicing LP  --------->                                        |
                                     TRUSTEE                          |
                              The Bank of New York                    | Swap
-------------------          -----------------------                  | Payments
                                 |                 |                  |
                                 |                 |                  v
                                 |   Distributions |          ------------------
                                 |                  --------->
                                 |                            CERTIFICATEHOLDERS
                                 |
                                 |                            ------------------
                                  -------------                     ^
                   Deposits to Final           |                    |
                   Maturity Reserve            |          ----------
                   Fund                        |         |
                                               |         |      Payments from
                                               v         |      Final Maturity
                                            ---------------     Reserve Fund
                                            FINAL MATURITY
                                             RESERVE FUND
                                            ---------------

                                       16

                                THE MORTGAGE POOL

GENERAL

      Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in the Annex A attached to this free writing prospectus.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time

                                       17

of those modifications, does not exceed an amount equal to 5% of the aggregate
Certificate Principal Balance of the related Certificates. Any purchase of a
Mortgage Loan subject to a modification will be for a price equal to 100% of the
Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage
Rate, net of any unreimbursed Advances of principal and interest on the Mortgage
Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one
Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the
Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-14 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

         DESIGNATION                         CLASS OF CERTIFICATES
-----------------------------   ------------------------------------------------
CLASS A CERTIFICATES:           Class 1-A and Class 2-A Certificates

CLASS 2-A CERTIFICATES:         Class 2-A-1, Class 2-A-2 and Class 2-A-3
                                Certificates

SENIOR CERTIFICATES:            Class A and Class A-R Certificates

CLASS M CERTIFICATES:           Class M-1, Class M-2, Class M-3, Class M-4,
                                Class M-5, Class M-6, Class M-7, Class M-8 and
                                Class M-9 Certificates

SUBORDINATE CERTIFICATES:       Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:        Class A and Subordinate Certificates

OFFERED CERTIFICATES:           Class 1-A, Class 2-A-1, Class 2-A-2, Class
                                2-A-3, Class M-1, Class M-2, Class M-3, Class
                                M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                                Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

                   CLASS                                     TYPE
--------------------------------------------   ---------------------------------
Class A Certificates:                          Senior/Adjustable Rate

Subordinate Certificates:                      Subordinate/Adjustable Rate

Class A-R Certificates:                        Senior/REMIC Residual

Class P Certificates:                          Prepayment Charges

Class C Certificates:                          Residual

                                       18

      Generally:

      o   distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 1;

      o   distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

      o   distributions of principal and interest on the Subordinate
          Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

      o   distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1 and Loan Group 2; and

      o   distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

                                       19

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
September 2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

                                       20

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, with respect to the first Distribution Date, the Closing Date, and with respect to any other
      Distribution Date, the last Business Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan

                                       21

Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront
Amount, if any, allocable to that Loan Group.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "NET RATE CAP" for each Distribution Date means:

      (i)   with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Required Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for
such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account in respect of
Loan Group 1 as of the first day of that Due Period,

      (ii)  with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Required Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap
Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2

                                       22

for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period) plus any amounts on deposit in the Pre-Funding Account in respect of
Loan Group 2 as of the first day of that Due Period, and

      (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A and Class 2-A Certificates, respectively.

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                      (1)          (2)
                                                   ----------   ----------
            Class 1-A..........................      0.140%       0.280%
            Class 2-A-1........................      0.050%       0.100%
            Class 2-A-2........................      0.150%       0.300%
            Class 2-A-3........................      0.240%       0.480%
            Class M-1..........................      0.290%       0.435%
            Class M-2..........................      0.310%       0.465%
            Class M-3..........................      0.330%       0.495%
            Class M-4..........................      0.380%       0.570%
            Class M-5..........................      0.400%       0.600%
            Class M-6..........................      0.470%       0.705%
            Class M-7..........................      0.820%       1.230%
            Class M-8..........................      1.000%       1.500%
            Class M-9..........................      2.050%       3.075%
            Class B............................      2.250%       3.375%

(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

                                       23

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Distribution
Date in each of September 2006, October 2006, November 2006 and December 2006
means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent
      Mortgage Loans, if any) (weighted on the basis of the Stated Principal
      Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b)   the product of (1) the amount on deposit in the Pre-Funding
      Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
      Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
      and the denominator of which is 12.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 1 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 2 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 59.40% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

      Distribution Date                       Percentage
      -------------------------------------   ----------------------------------

      September 2008 -- August 2009........   1.35% with respect to September
                                              2008, plus an additional 1/12th of
                                              1.70% for each month thereafter
                                              through August 2009

      September 2009 -- August 2010........   3.05% with respect to September
                                              2009, plus an additional 1/12th of
                                              1.80% for each month thereafter
                                              through August 2010

                                       24

      Distribution Date                       Percentage
      -------------------------------------   ----------------------------------

      September 2010 -- August 2011........   4.85% with respect to September
                                              2010, plus an additional 1/12th of
                                              1.45% for each month thereafter
                                              through August 2011

      September 2011 -- August 2012........   6.30% with respect to September
                                              2011, plus an additional 1/12th of
                                              0.80% for each month thereafter
                                              through August 2012

      September 2012 -- August 2013........   7.10% with respect to September
                                              2012, plus an additional 1/12 of
                                              0.10% for each month thereafter
                                              through August 2013

      September 2013 -- and thereafter.....   7.20%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                          Class              Percentage
                  ----------------------   ---------------

                  A.....................        39.40%
                  M-1...................        49.22%
                  M-2...................        63.73%
                  M-3...................        74.75%
                  M-4...................        89.37%
                  M-5...................       110.32%
                  M-6...................       130.05%
                  M-7...................       156.83%
                  M-8...................       188.19%
                  M-9...................       258.01%
                  B.....................       457.04%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

      The "FINAL MATURITY OC TRIGGER" will be in effect with respect to any
Distribution Date on or after the Distribution Date in September 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve
Fund on that Distribution Date and (y) the Overcollateralized Amount for that
Distribution Date is less than the outstanding Stated Principal Balance of all
Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

      "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

                                       25

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                      Initial Target      Stepdown Target
                                       Subordination       Subordination
                                        Percentage          Percentage
                                     -----------------   -----------------
       Class M-1..................        16.25%              32.50%
       Class M-2..................        12.55%              25.10%
       Class M-3..................        10.70%              21.40%
       Class M-4..................         8.95%              17.90%
       Class M-5..................         7.25%              14.50%
       Class M-6..................         6.15%              12.30%
       Class M-7..................         5.10%              10.20%
       Class M-8..................         4.25%               8.50%
       Class M-9..................         3.10%               6.20%
       Class B....................         1.75%               3.50%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

                                       26

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

            (1)   the Principal Remittance Amount for the Loan Group for the
      Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
      Date,

            (2)   the Extra Principal Distribution Amount for the Loan Group for
      the Distribution Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to the Loan Group.

            minus

            (4)   (a) the Group 1 Overcollateralization Reduction Amount for the
      Distribution Date, in the case of Loan Group 1, and (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

                                       27

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or (ii)
            after the Certificate Principal Balances of the Class A Certificates
            have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in September
      2009 and (y) the first Distribution Date on which the aggregate
      Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 59.40% of the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date.

      "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            1-A Principal Distribution Amount and Class 2-A Principal
            Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
            Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

                  (c)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

                                       28

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds, Liquidation Proceeds and Subsequent
      Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

                                       29

      On the Business Day prior to the Master Servicer Advance Date in each of
September 2006, October 2006, November 2006 and December 2006, Countrywide Home
Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for
the Master Servicer Advance Date. Prior to their deposit in the Collection
Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master
Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May
Affect The Timing And Amount Of Distributions On The Securities" in the
prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent
      Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account

                                       30

      Deposit Date, to reimburse the applicable Seller, the Master Servicer, the
      NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

            (4)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
      under "--Withdrawals from the Certificate Account",

                                       31

            (5)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
      "--Withdrawals from the Certificate Account", and

            (6)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

      o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or
Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

      Swap Account. Funds in the Swap Account will not be invested.

                                       32

      Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The
Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity
Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       33

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                  AMOUNT               GENERAL PURPOSE               SOURCE (2)                    FREQUENCY
-------------------------   -------------------------------   ---------------  -------------------------------------   ------------

FEES

Master Servicing Fee /      One-twelfth of the Servicing      Compensation     Collections with respect to each             Monthly
Master Servicer             Fee Rate multiplied by the                         Mortgage Loan and any Liquidation
                            Stated Principal Balance of                        Proceeds or Subsequent Recoveries
                            each Mortgage Loan (3)

Additional Servicing        o   Prepayment Interest Excess    Compensation     Interest collections with respect to    Time to time
Compensation / Master           (4)                                            each Mortgage Loan
Servicer
                            o   All late payment fees,        Compensation     Payments made by obligors with          Time to time
                                assumption fees and other                      respect to the Mortgage Loans
                                similar charges (excluding
                                prepayment charges)

                            o   All investment income         Compensation     Investment income related to the             Monthly
                                earned on amounts on                           Certificate Account and Distribution
                                deposit in the Certificate                     Account
                                Account and Distribution
                                Account

                            o   Excess Proceeds (5)           Compensation     Liquidation Proceeds and Subsequent     Time to time
                                                                               Recoveries with respect to each
                                                                               Mortgage Loan

Trustee Fee (the "TRUSTEE   One-twelfth of the Trustee Fee    Compensation     Interest Remittance Amount                   Monthly
FEE") / Trustee             Rate multiplied by the sum of
                            (i) the aggregate Stated
                            Principal Balance of the
                            outstanding Mortgage Loans and
                            (ii) any amounts remaining in
                            the Pre-Funding Account
                            (excluding any investment
                            earnings thereon) (6)

EXPENSES

Net Swap Payments / Swap    Net Swap Payments (7)             Expense          Interest Funds for Loan Group 1 and          Monthly
Counterparty                                                                   Loan Group 2 and, to the extent that
                                                                               Interest Funds are not sufficient,
                                                                               the Principal Remittance Amount for
                                                                               Loan Group 1 and Loan Group 2

Swap Termination Payment    The Swap Termination Payment to   Expense          Interest Funds for Loan Group 1 and     Time to time
/ Swap Counterparty         which the Swap Counterparty may                    Loan Group 2 and, to the extent that
                            be entitled in the event of an                     Interest Funds are not sufficient,
                            early termination of the Swap                      the Principal Remittance Amount for
                            Contract                                           Loan Group 1 and Loan Group 2 (8)

                                       34

  TYPE / RECIPIENT (1)                  AMOUNT                GENERAL PURPOSE               SOURCE (2)                    FREQUENCY
-------------------------   -------------------------------   ---------------  -------------------------------------   ------------

Insurance premiums /        Insurance premium(s) for          Expense          Interest collections on the related          Monthly
Mortgage Insurer            Mortgage Loan(s) covered by                        Mortgage Loan(s)
                            lender-paid mortgage insurance
                            policies

Insurance expenses /        Expenses incurred by the Master   Reimbursement    To the extent the expenses are          Time to time
Master Servicer             Servicer                          of Expenses      covered by an insurance policy with
                                                                               respect to the Mortgage Loan

Servicing Advances /        To the extent of funds            Reimbursement    With respect to each Mortgage Loan,     Time to time
Master Servicer             available, the amount of any      of Expenses      late recoveries of the payments of
                            Servicing Advances.                                the costs and expenses, Liquidation
                                                                               Proceeds, Subsequent Recoveries,
                                                                               purchase proceeds or repurchase
                                                                               proceeds for that Mortgage Loan (9)

Indemnification expenses    Amounts for which the Sellers,    Indemnification  Amounts on deposit on the                    Monthly
/ the Sellers, the Master   the Master Servicer, the NIM                       Certificate Account on any
Servicer, the NIM Insurer   Insurer and Depositor are                          Distribution Account Deposit Date,
and the Depositor           entitled to indemnification (10)                   following the transfer to the
                                                                               Distribution Account

_______________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

(4)   Prepayment Interest Excess is described above under "Servicing of the
      Mortgage Loans -- Servicing Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
      "Description of the Certificates -- The Swap Contract."

(8)   Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the Certificates -- Overcollateralization Provisions."

                                       35

(9)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10)  Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       36

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity
      Reserve Fund, the Required Final Maturity Deposit,

            (2)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
      payable to the Swap Counterparty with respect to such Distribution Date;

            (3)   concurrently:

                                       37

                  (a)   from the Interest Funds for Loan Group 1, to the Class
            1-A Certificates, the Current Interest and Interest Carry Forward
            Amount for that class,

                  (b)   from the Interest Funds for Loan Group 2, concurrently
            to each class of Class 2-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (4)   from the remaining Interest Funds for both Loan Groups,
      concurrently to each class of Class A Certificates, any remaining Current
      Interest and Interest Carry Forward Amount not paid pursuant to clauses
      3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
      Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
      Amount based on the Certificate Principal Balances of the Certificates
      will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward
      Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and
      Interest Carry Forward Amount,

            (5)   from the remaining Interest Funds for both Loan Groups,
      sequentially:

                  (a)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, the Current Interest for that class, and

                  (b)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                                       38

                              (a)   to the Class 1-A Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (1)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the Class 1-A Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 1 as provided in clause (1)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                  (B)   from the remaining Principal Distribution Amounts for
            both Loan Groups, sequentially:

                        (i)   sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                  Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                        (ii)  any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization
                  Provisions" below.

            (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal
      Distribution Amounts for both Loan Groups, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, in an amount up to the Class 1-A Principal
                  Distribution Amount, sequentially:

                              (a)   to the Class 1-A Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (2)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, in an amount up to the Class 2-A Principal
                  Distribution Amount, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the Class 1-A Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 1 as provided in clause (2)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                                       39

                  (B)   from the remaining Principal Distribution Amounts for
            Loan Group 1 and Loan Group 2, sequentially:

                        (i)   sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                  Class M-9 and Class B Certificates, in that order, the
                  Subordinate Class Principal Distribution Amount for that
                  class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                        (ii)  any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization
                  Provisions" below.

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
      Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $26,250,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts and to fund the Final
Maturity Reserve Fund in the amounts and the priorities described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (5)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(B)(ii), as applicable, in "-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

                                       40

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under
            "--Distributions--Distributions of Principal" above;

      2.    concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

      3.    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
            Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
            Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover
            (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    if the Final Maturity OC Trigger is in effect, sequentially, in the following order of priority: (i) pro rata, based on Certificate
            Principal Balances to (x) to the Class 1-A Certificates, until the
            Certificate Principal Balance thereof is reduced to zero, and (y)
            sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
            Certificates, in that order, in each case until the Certificate
            Principal Balance thereof is reduced to zero, and (ii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4,
            Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
            Certificates, in that order, in each case until the Certificate
            Principal Balance thereof is reduced to zero;

      7.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      8.    to fund distributions to the holders of the Class C and Class A-R
            Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). The Swap Contract is subject to certain ISDA definitions. The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the "SWAP
GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the "SWAP
GUARANTY").

                                       41

On the Closing Date, Countrywide Home Loans will assign its rights under the
Swap Contract and the Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and
Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the
Swap Contract Administrator will allocate any payments received under the Swap
Contract between the Trustee (acting as trustee of the swap trust) and
Countrywide Home Loans as described below and pursuant to which the Swap
Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap
Counterparty. In addition, on the Closing Date, the Swap Contract Administrator
and the Swap Counterparty will enter into an ISDA Master Agreement.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)     a fixed rate of 5.35% per annum,

      (ii)    the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii)   the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)     One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)    the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii)   the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the holders of the Swap Certificates.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount

                                       42

of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class A
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

                                       43

            (4)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
      M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

            (5)   to the holders of the class or classes of Adjustable Rate
      Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
      Deficiency Amount remaining unpaid following the distribution of Excess
      Cashflow and Credit Comeback Excess Cashflow as described above under " --
      Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Excess
      Cashflow" above;

            (6)   to the holders of each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to the holders of each class of Class A
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class;

            (8)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
      M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

            (9)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, only to the extent necessary to cover any Swap Termination
      Payment due to a Swap Counterparty Trigger Event payable to the Swap
      Counterparty with respect to such Distribution Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

          MONTH OF               SWAP CONTRACT
        DISTRIBUTION               NOTIONAL
            DATE                  BALANCE ($)
----------------------------    ---------------
September 2006................    1,419,958,125
October 2006..................    1,405,305,029
November 2006.................    1,389,090,489
December 2006.................    1,371,334,417
January 2007..................    1,352,062,634
February 2007.................    1,331,306,877
March 2007....................    1,309,104,779
April 2007....................    1,286,030,404
May 2007......................    1,261,605,375
June 2007.....................    1,236,572,298
July 2007.....................    1,210,350,558
August 2007...................    1,182,795,080
September 2007................    1,153,981,214
October 2007..................    1,124,547,797
November 2007.................    1,094,525,911
December 2007.................    1,063,975,718
January 2008..................    1,033,017,121
February 2008.................    1,001,710,315
March 2008....................      970,121,102
April 2008....................      939,344,795
May 2008......................      909,637,314
June 2008.....................      880,964,241
July 2008.....................      853,292,013
August 2008...................      826,588,186
September 2008................      785,986,205
October 2008 .................      745,317,333
November 2008.................      707,050,026
December 2008.................      671,043,679
January 2009..................      637,166,227
February 2009.................      605,293,620
March 2009....................      584,646,920
April 2009....................      565,925,357
May 2009......................      547,914,375
June 2009.....................      247,308,207
July 2009.....................      242,719,978
August 2009...................      238,020,038
September 2009................      233,877,596
October 2009..................      229,668,411
November 2009.................      225,955,754
December 2009.................      222,084,823
January 2010..................      219,000,182
February 2010.................      215,963,293
March 2010....................      212,356,575
April 2010 ...................      208,898,090
May 2010......................      205,424,343
June 2010.....................      202,084,019
July 2010.....................      198,731,115
August 2010...................      195,548,003
September 2010................      192,656,782
October 2010..................      189,643,845
November 2010.................      186,911,168
December 2010.................      184,000,065
January 2011..................      181,645,639
February 2011.................      179,332,767
March 2011....................      176,632,447
April 2011....................      174,092,516
May 2011......................      171,559,108
June 2011.....................      169,041,775
July 2011.....................      166,118,212
August 2011...................      162,421,978
September 2011................      159,338,444
October 2011..................      156,357,127
November 2011.................      153,831,718
December 2011.................      151,251,652
January 2012..................      149,001,542
February 2012.................      146,909,524

                                       44

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o     a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

                                       45

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      The Swap Counterparty is a Delaware corporation. The Swap Counterparty is
Lehman Brothers' principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the
Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

                                       46

      The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

      The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

                                       47

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

FINAL MATURITY RESERVE FUND

      The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the "FINAL MATURITY RESERVE FUND"), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The
Final Maturity Reserve Fund will not be an asset of the issuing entity or of any
REMIC.

      On each Distribution Date beginning on the Distribution Date in September
2016 up to and including the Final Maturity Reserve Funding Date (defined below), if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date)
is greater than the amount specified in the following table for that
Distribution Date (the "REQUIRED DEPOSIT TRIGGER AMOUNT"), the Trustee will deposit an amount equal to the Final Maturity Required Deposit for that
Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity
Funding Cap.

                                       48

                           40-YEAR COLLATERAL SCHEDULE

                                   REQUIRED
          MONTH OF              DEPOSIT TRIGGER
     DISTRIBUTION DATE            AMOUNT ($)
----------------------------    ---------------
September 2016................    37,831,557.22
October 2016..................    37,307,227.86
November 2016.................    36,790,037.67
December 2016.................    36,279,890.06
January 2017..................    35,776,689.76
February 2017.................    35,280,342.76
March 2017....................    34,790,756.37
April 2017....................    34,307,839.09
May 2017......................    33,831,500.68
June 2017.....................    33,361,652.12
July 2017.....................    32,898,205.60
August 2017...................    32,441,074.46
September 2017................    31,990,173.28
October 2017..................    31,545,417.70
November 2017.................    31,106,724.55
December 2017.................    30,674,011.81
January 2018..................    30,247,198.50
February 2018.................    29,826,204.79
March 2018....................    29,410,951.87
April 2018....................    29,001,362.05
May 2018......................    28,597,358.66
June 2018.....................    28,198,866.08
July 2018.....................    27,805,809.67
August 2018...................    27,418,115.88
September 2018................    27,035,712.06
October 2018..................    26,658,526.59
November 2018.................    26,286,488.81
December 2018.................    25,919,529.01
January 2019..................    25,557,578.42
February 2019.................    25,200,569.21
March 2019....................    24,848,434.44
April 2019....................    24,501,108.10
May 2019......................    24,158,525.07
June 2019.....................    23,820,621.08
July 2019.....................    23,487,332.76
August 2019...................    23,158,597.57
September 2019................    22,834,353.85
October 2019..................    22,514,540.73
November 2019.................    22,199,098.19
December 2019.................    21,887,967.00
January 2020..................    21,581,088.76
February 2020.................    21,278,405.82
March 2020....................    20,979,861.34
April 2020....................    20,685,399.24
May 2020......................    20,394,964.18
June 2020.....................    20,108,501.58
July 2020.....................    19,825,957.62
August 2020...................    19,547,279.15
September 2020................    19,272,413.79
October 2020..................    19,001,309.85
November 2020.................    18,733,916.34
December 2020.................    18,470,182.94
January 2021..................    18,210,060.03
February 2021.................    17,953,498.66
March 2021....................    17,700,450.53
April 2021....................    17,450,868.01
May 2021......................    17,204,704.09
June 2021.....................    16,961,912.41
July 2021.....................    16,722,447.25
August 2021...................    16,486,263.47
September 2021................    16,253,316.56
October 2021..................    16,023,562.60
November 2021.................    15,796,958.30
December 2021.................    15,573,460.92
January 2022..................    15,353,028.32
February 2022.................    15,135,618.90
March 2022....................    14,921,191.62
April 2022....................    14,709,706.05
May 2022......................    14,501,122.26
June 2022.....................    14,295,400.86
July 2022.....................    14,092,503.00
August 2022...................    13,892,390.34
September 2022................    13,695,025.10
October 2022..................    13,500,369.98
November 2022.................    13,308,388.18
December 2022.................    13,119,043.42
January 2023..................    12,932,299.86
February 2023.................    12,748,122.23
March 2023....................    12,566,475.64
April 2023....................    12,387,325.76
May 2023......................    12,210,638.63
June 2023.....................    12,036,380.86
July 2023.....................    11,864,519.41
August 2023...................    11,695,021.75
September 2023................    11,527,855.76
October 2023..................    11,362,989.76
November 2023.................    11,200,392.52
December 2023.................    11,040,033.19
January 2024..................    10,881,881.37
February 2024.................    10,725,907.06
March 2024....................    10,572,080.67
April 2024....................    10,420,373.02
May 2024......................    10,270,755.28
June 2024.....................    10,123,199.05
July 2024.....................     9,977,676.32
August 2024...................     9,834,159.46
September 2024................     9,692,621.16
October 2024..................     9,553,034.53
November 2024.................     9,415,373.04
December 2024.................     9,279,610.50
January 2025..................     9,145,721.09
February 2025.................     9,013,679.30
March 2025....................     8,883,460.06
April 2025....................     8,755,038.54
May 2025......................     8,628,390.28
June 2025.....................     8,503,491.15
July 2025.....................     8,380,317.38
August 2025...................     8,258,845.47
September 2025................     8,139,052.25
October 2025..................     8,020,914.89
November 2025.................     7,904,410.84
December 2025.................     7,789,517.89
January 2026..................     7,676,214.08
February 2026.................     7,564,477.78
March 2026....................     7,454,287.66
April 2026....................     7,345,622.66
May 2026......................     7,238,462.00
June 2026.....................     7,132,785.21
July 2026.....................     7,028,572.06
August 2026...................     6,925,802.63
September 2026................     6,824,457.25
October 2026..................     6,724,516.51
November 2026.................     6,625,961.27
December 2026.................     6,528,772.66
January 2027..................     6,432,932.05
February 2027.................     6,338,421.06
March 2027....................     6,245,221.59
April 2027....................     6,153,315.75
May 2027......................     6,062,685.90
June 2027.....................     5,973,314.64
July 2027.....................     5,885,184.81
August 2027...................     5,798,279.50
September 2027................     5,712,581.99
October 2027..................     5,628,075.80
November 2027.................     5,544,744.70
December 2027.................     5,462,572.65
January 2028..................     5,381,543.84
February 2028.................     5,301,642.66
March 2028....................     5,222,853.73
April 2028....................     5,145,161.87
May 2028......................     5,068,552.11
June 2028.....................     4,993,009.66
July 2028.....................     4,918,519.97
August 2028...................     4,845,068.66
September 2028................     4,772,641.57
October 2028..................     4,701,224.66
November 2028.................     4,630,804.19
December 2028.................     4,561,366.51
January 2029..................     4,492,898.22
February 2029.................     4,425,386.06
March 2029....................     4,358,816.97
April 2029....................     4,293,178.07
May 2029......................     4,228,456.64
June 2029.....................     4,164,640.14
July 2029.....................     4,101,716.20
August 2029...................     4,039,672.63
September 2029................     3,978,497.36
October 2029..................     3,918,178.54
November 2029.................     3,858,704.47
December 2029.................     3,800,063.56
January 2030..................     3,742,244.43
February 2030.................     3,685,235.84
March 2030....................     3,629,026.69
April 2030....................     3,573,606.06
May 2030......................     3,518,963.14
June 2030.....................     3,465,087.30
July 2030.....................     3,411,968.02
August 2030...................     3,359,594.94
September 2030................     3,307,957.85
October 2030..................     3,257,046.67
November 2030.................     3,206,851.47
December 2030.................     3,157,362.44
January 2031..................     3,108,569.86
February 2031.................     3,060,464.26
March 2031....................     3,013,036.16
April 2031....................     2,966,276.31
May 2031......................     2,920,175.54
June 2031.....................     2,874,724.82
July 2031.....................     2,829,915.22
August 2031...................     2,785,737.96
September 2031................     2,742,184.37
October 2031..................     2,699,245.91
November 2031.................     2,656,914.09
December 2031.................     2,615,180.63
January 2032..................     2,574,037.31
February 2032.................     2,533,476.02
March 2032....................     2,493,488.76
April 2032....................     2,454,067.68
May 2032......................     2,415,204.98
June 2032.....................     2,376,893.00
July 2032.....................     2,339,124.18
August 2032...................     2,301,891.06

                                       49

                                   REQUIRED
          MONTH OF              DEPOSIT TRIGGER
     DISTRIBUTION DATE            AMOUNT ($)
----------------------------    ---------------
September 2032................     2,265,186.27
October 2032..................     2,229,002.54
November 2032.................     2,193,332.72
December 2032.................     2,158,169.75
January 2033..................     2,123,506.66
February 2033.................     2,089,336.58
March 2033....................     2,055,652.69
April 2033....................     2,022,448.36
May 2033......................     1,989,716.95
June 2033.....................     1,957,451.99
July 2033.....................     1,925,647.02
August 2033...................     1,894,295.72
September 2033................     1,863,391.86
October 2033..................     1,832,929.28
November 2033.................     1,802,901.88
December 2033.................     1,773,303.67
January 2034..................     1,744,128.75
February 2034.................     1,715,371.29
March 2034....................     1,687,025.53
April 2034....................     1,659,085.77
May 2034......................     1,631,546.46
June 2034.....................     1,604,402.02
July 2034.....................     1,577,647.06
August 2034...................     1,551,276.18
September 2034................     1,525,284.08
October 2034..................     1,499,665.55
November 2034.................     1,474,415.41
December 2034.................     1,449,528.59
January 2035..................     1,425,000.06
February 2035.................     1,400,824.88
March 2035....................     1,376,998.17
April 2035....................     1,353,515.11
May 2035......................     1,330,370.97
June 2035.....................     1,307,561.03
July 2035.....................     1,285,080.70
August 2035...................     1,262,925.42
September 2035................     1,241,090.66
October 2035..................     1,219,572.04
November 2035.................     1,198,365.15
December 2035.................     1,177,465.68
January 2036..................     1,156,869.37
February 2036.................     1,136,572.05
March 2036....................     1,116,569.55
April 2036....................     1,096,857.78
May 2036......................     1,077,432.76
June 2036.....................     1,058,290.47
July 2036.....................     1,039,427.00
August 2036...................     1,020,838.49

                                       50

      The "FINAL MATURITY REQUIRED DEPOSIT" for any Distribution Date beginning on the Distribution Date in September 2016 up to and including the Final
Maturity Reserve Funding Date will equal the lesser of (a) the product of (i)
0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date)
and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution
Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

      The "FINAL MATURITY FUNDING CAP" for any Distribution Date beginning with the Distribution Date in September 2016 will equal the lesser of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates
immediately prior to that Distribution Date and (ii) the aggregate Stated
Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period).

      The "FINAL MATURITY RESERVE FUNDING DATE" is the earlier of (i) the
Distribution Date on which the amount on deposit in the Final Maturity Reserve
Fund is equal to the Final Maturity Funding Cap and (ii) the Distribution Date
in August 2036.

      On the Distribution Date in August 2036, all amounts on deposit in the
Final Maturity Reserve Fund will be distributed as principal in the following order of priority:

            (1)   pro rata, based on Certificate Principal Balances to (x) the
      Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2 and
      Class 2-A-3 Certificates, in that order, until the Certificate Principal
      Balances thereof are reduced to zero;

            (2)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
      Certificates, in that order, in each case until the Certificate Principal
      Balance thereof is reduced to zero; and

            (3)   to the Class C Certificates, all remaining amounts.

      If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity
Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5,
Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate
Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates
exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 2, the amount of such excess will be applied to reduce the Certificate
Principal Balance of each class of Class 2-A Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED
LOSS AMOUNT."

                                       51

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       52

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are
stated by that portion of the Statistical Calculation Date Pool Principal
Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation
Pool as a whole. The sum of the columns below may not equal the total indicated
due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        18    $  3,291,212        0.90%     $182,845     8.070%     359.25       582       79.5%
2/28 6-month LIBOR............     1,268     197,369,455       53.89       155,654     8.902      359.53       585       77.7
2/38 6-month LIBOR............       263      48,979,057       13.37       186,232     8.439      479.84       581       78.4
2/28 6-month LIBOR - 24-month
   Interest Only..............         2         386,653        0.11       193,327     8.238      358.12       676       88.8
2/28 6-month LIBOR - 60-month
   Interest Only..............       115      23,172,936        6.33       201,504     7.519      359.56       675       80.2
3/27 6-month LIBOR............        64       9,463,572        2.58       147,868     8.451      355.10       606       74.1
3/37 6-month LIBOR............         7       1,310,005        0.36       187,144     7.631      479.73       589       83.3
3/27 6-month LIBOR - 36-month
   Interest Only .............         1          99,200        0.03        99,200     7.800      347.00       694       80.0
3/27 6-month LIBOR - 60-month
   Interest Only..............         5       1,551,200        0.42       310,240     7.274      359.71       644       75.3
5/25 6-month LIBOR............        15       2,770,301        0.76       184,687     8.137      359.97       620       81.7
15-Year Fixed.................        29       2,299,878        0.63        79,306     8.446      172.83       615       70.1
15-Year Fixed - Credit
  Comeback....................         2         126,744        0.03        63,372    10.465      148.51       591       76.9
20-Year Fixed.................         3         337,599        0.09       112,533     8.094      239.70       625       78.2
30-Year Fixed.................       369      56,539,890       15.44       153,225     8.506      356.15       598       76.7
30-Year Fixed - Credit
  Comeback....................        29       4,302,339        1.17       148,357     9.131      352.40       628       75.4
40-Year Fixed.................        70      12,206,654        3.33       174,381     8.818      479.47       589       75.7
40-Year Fixed - Credit
  Comeback....................         4       1,444,124        0.39       361,031     8.827      479.58       590       83.0
30/15-Year Fixed Balloon......         2         157,041        0.04        78,520     9.197      134.34       614       76.5
40/30-Year Fixed Balloon......         3         405,959        0.11       135,320     8.112      359.58       581       76.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

                                       A-1

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     1,488    $238,104,530       65.02%     $160,016     8.717%     359.35       595       77.9%
ARM 480.......................       270      50,289,062       13.73       186,256     8.418      479.84       581       78.5
Fixed 180.....................        33       2,583,662        0.71        78,293     8.591      169.30       614       70.9
Fixed 240.....................         3         337,599        0.09       112,533     8.094      239.70       625       78.2
Fixed 360.....................       401      61,248,187       16.72       152,739     8.547      355.91       600       76.6
Fixed 480.....................        74      13,650,779        3.73       184,470     8.819      479.48       589       76.5
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00............         4    $     75,684        0.02%     $ 18,921    10.459%     154.50       577       76.3%
$25,000.01 - $50,000.00.......        47       1,982,087        0.54        42,172    10.468      295.35       599       67.2
$50,000.01 - $75,000.00.......       182      11,458,317        3.13        62,958     9.990      354.42       591       76.1
$75,000.01 - $100,000.00......       321      28,431,943        7.76        88,573     9.160      363.07       593       76.9
$100,000.01 - $150,000.00.....       643      79,708,013       21.77       123,963     8.967      375.06       591       77.7
$150,000.01 - $200,000.00.....       507      87,543,293       23.90       172,669     8.606      382.38       594       78.4
$200,000.01 - $250,000.00.....       240      53,686,164       14.66       223,692     8.406      384.69       593       78.4
$250,000.01 - $300,000.00.....       151      41,421,795       11.31       274,317     8.429      381.78       590       77.0
$300,000.01 - $350,000.00.....        86      27,990,537        7.64       325,471     8.112      378.40       597       76.8
$350,000.01 - $400,000.00.....        68      25,504,898        6.96       375,072     8.023      382.83       613       77.9
$400,000.01 - $450,000.00.....        17       6,953,765        1.90       409,045     8.163      394.00       599       78.7
$450,000.01 - $500,000.00.....         2         927,322        0.25       463,661    10.088      418.37       557       79.1
$500,000.01 - $550,000.00.....         1         530,000        0.14       530,000     9.125      480.00       539       67.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        41    $  5,012,002        1.37%     $122,244     9.147%     361.59       613       85.5%
Alaska........................         3         467,500        0.13       155,833     7.642      360.00       622       81.7
Arizona.......................       113      19,490,293        5.32       172,480     8.440      387.40       588       76.0
Arkansas......................        11       1,330,337        0.36       120,940     9.277      325.65       604       82.2
California....................       204      52,486,983       14.33       257,289     7.898      385.65       597       71.4
Colorado......................        29       4,535,326        1.24       156,391     8.442      388.38       617       81.3
Connecticut...................        41       7,794,220        2.13       190,103     8.918      380.63       594       79.7
Delaware......................         4         784,000        0.21       196,000     8.260      385.71       582       81.9
District of Columbia..........         6       1,116,412        0.30       186,069     8.000      410.58       594       66.1
Florida.......................       303      48,225,015       13.17       159,158     8.594      382.85       584       74.7
Georgia.......................       101      13,348,127        3.64       132,160     9.342      371.95       592       82.8
Hawaii........................         9       2,131,416        0.58       236,824     7.037      359.15       635       65.2
Idaho.........................        18       2,480,405        0.68       137,800     8.204      369.79       597       80.2
Illinois......................       133      21,024,292        5.74       158,077     9.136      372.20       600       81.3
Indiana.......................        45       4,467,746        1.22        99,283     9.154      350.01       608       83.5
Iowa..........................         9       1,103,321        0.30       122,591     9.396      370.25       583       78.6
Kansas........................        10         784,914        0.21        78,491    10.090      355.85       597       80.3
Kentucky......................        27       3,076,010        0.84       113,926     9.199      370.90       590       83.1
Louisiana.....................        19       2,418,347        0.66       127,281     9.419      359.11       585       79.4
Maine.........................         4         587,116        0.16       146,779     8.615      359.39       644       83.7
Maryland......................        65      12,777,307        3.49       196,574     8.750      379.74       589       76.5
Massachusetts.................        37       7,669,001        2.09       207,270     8.690      388.92       596       76.2
Michigan......................        96      10,745,339        2.93       111,931     9.447      367.41       591       81.4
Minnesota.....................        37       5,934,314        1.62       160,387     8.959      388.16       609       81.6
Mississippi...................        20       2,019,848        0.55       100,992     8.802      362.68       570       83.1
Missouri......................        41       4,471,442        1.22       109,060     9.474      371.89       582       84.0
Montana.......................         3         460,771        0.13       153,590     8.976      359.45       562       79.2
Nebraska......................         4         435,923        0.12       108,981     8.954      359.76       610       75.8
Nevada........................        41       8,703,376        2.38       212,277     8.172      396.58       593       73.5
New Hampshire.................        10       2,253,849        0.62       225,385     7.487      376.31       614       78.4
New Jersey....................        52      11,084,281        3.03       213,159     8.884      368.52       577       74.0
New Mexico....................        17       2,741,464        0.75       161,263     9.076      385.39       565       82.6
New York......................        76      18,019,142        4.92       237,094     8.156      381.04       601       73.9
North Carolina................        56       6,855,513        1.87       122,420     9.641      360.99       576       80.1
North Dakota..................         1         101,139        0.03       101,139     8.500      359.00       681       80.0
Ohio..........................        39       4,010,123        1.10       102,824     9.603      364.74       585       83.8
Oklahoma......................        14       1,149,514        0.31        82,108    10.086      358.91       586       80.4
Oregon........................        42       7,281,952        1.99       173,380     8.076      382.75       609       78.9
Pennsylvania..................        69       9,074,970        2.48       131,521     9.037      366.05       582       81.8
Rhode Island..................         5         932,339        0.25       186,468     8.569      359.57       610       76.7
South Carolina................        34       4,063,789        1.11       119,523     9.316      373.31       588       82.0
Tennessee.....................        40       4,444,034        1.21       111,101     9.104      389.09       587       84.4
Texas.........................       129      12,876,437        3.52        99,817     8.990      355.74       601       82.3
Utah..........................        33       5,491,837        1.50       166,419     8.323      378.68       626       83.5
Vermont.......................         4         610,200        0.17       152,550     8.145      360.00       613       78.9
Virginia......................        78      12,834,934        3.50       164,550     8.562      384.72       583       78.6
Washington....................        67      12,513,403        3.42       186,767     8.161      397.09       613       80.4
West Virginia.................         9         993,165        0.27       110,352    10.035      357.95       571       84.0
Wisconsin.....................        17       2,654,447        0.72       156,144    10.012      370.11       598       85.2
Wyoming.......................         3         346,185        0.09       115,395     8.470      406.07       601       87.6
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

                                       A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       122    $ 16,097,230        4.40%     $131,945     8.288%     379.13       585       41.6%
50.01 - 55.00.................        48       6,676,888        1.82       139,102     8.818      368.87       570       52.8
55.01 - 60.00.................        80      15,608,581        4.26       195,107     7.896      374.08       579       57.8
60.01 - 65.00.................       109      17,259,124        4.71       158,341     8.327      368.26       575       63.4
65.01 - 70.00.................       148      26,875,045        7.34       181,588     8.436      377.65       569       68.8
70.01 - 75.00.................       220      39,000,443       10.65       177,275     8.267      382.43       588       73.8
75.01 - 80.00.................       761     113,005,000       30.86       148,495     8.551      376.79       606       79.5
80.01 - 85.00.................       260      45,388,108       12.39       174,570     9.002      378.11       576       84.4
85.01 - 90.00.................       349      61,639,365       16.83       176,617     8.812      385.93       607       89.6
90.01 - 95.00.................       133      20,791,556        5.68       156,327     9.620      371.44       607       94.7
95.01 - 100.00................        39       3,872,479        1.06        99,294    10.635      381.70       616       99.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES(%)                  LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         3    $    774,150        0.21%     $258,050     5.500%     360.00       646       66.5%
5.501 - 6.000.................         9       1,795,985        0.49       199,554     5.851      364.80       648       65.6
6.001 - 6.500.................        33       8,081,094        2.21       244,882     6.362      367.06       652       70.2
6.501 - 7.000.................       112      24,887,369        6.80       222,209     6.849      377.37       619       72.9
7.001 - 7.500.................       179      35,302,007        9.64       197,218     7.311      380.16       621       74.1
7.501 - 8.000.................       312      58,033,989       15.85       186,006     7.812      383.73       612       76.5
8.001 - 8.500.................       306      51,180,418       13.98       167,256     8.311      381.71       604       76.7
8.501 - 9.000.................       390      62,199,004       16.98       159,485     8.796      380.37       590       79.0
9.001 - 9.500.................       270      39,878,737       10.89       147,699     9.300      381.87       571       78.9
9.501 - 10.000................       267      35,668,932        9.74       133,592     9.794      373.88       565       80.2
10.001 - 10.500...............       150      19,444,649        5.31       129,631    10.315      364.10       566       82.0
10.501 - 11.000...............       105      13,893,305        3.79       132,317    10.792      371.21       560       82.4
11.001 - 11.500...............        55       6,804,482        1.86       123,718    11.304      376.58       549       81.1
11.501 - 12.000...............        49       5,732,173        1.57       116,983    11.817      365.57       568       82.9
12.001 - 12.500...............        20       1,988,403        0.54        99,420    12.291      367.41       559       84.7
12.501 - 13.000...............         5         347,526        0.09        69,505    12.746      359.11       585       91.5
13.001 - 13.500...............         2         105,693        0.03        52,846    13.255      282.56       565       81.5
14.000 or greater.............         2          95,900        0.03        47,950    14.821      360.00       581       95.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

                                       A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,810    $284,510,824       77.69%     $157,188     8.650%     377.97       593       77.7%
Planned Unit Development......       269      48,936,254       13.36       181,919     8.518      380.08       595       78.5
Low-Rise Condominium..........       123      18,392,233        5.02       149,530     8.879      376.79       607       79.7
Two Family Home...............        56      12,070,958        3.30       215,553     8.738      383.68       605       72.1
Three Family Home.............         7       1,724,350        0.47       246,336     8.875      376.25       591       69.2
High-Rise Condominium ........         4         579,200        0.16       144,800     9.597      360.00       569       71.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     1,615    $283,852,623      77.51%      $175,760     8.611%     380.27       586       76.4%
Purchase......................       518      61,257,217      16.73        118,257     8.873      372.42       624       82.6
Refinance - Rate/Term.........       136      21,103,979       5.76        155,176     8.526      369.67       609       80.2
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819     100.00%
                                   =====    ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     2,212    $359,057,199      98.05%      $162,322     8.640%     378.59       594       77.8%
Investment Property...........        49       6,035,369       1.65        123,171     9.147      367.37       601       71.6
Second Home...................         8       1,121,251       0.31        140,156     9.000      358.44       628       71.5
                                   -----    ------------     ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819     100.00%
                                   =====    ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                       A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................         8    $    291,866        0.08%     $ 36,483     9.630%     100.17       620       73.9%
121 - 180.....................        25       2,291,796        0.63        91,672     8.459      178.10       613       70.5
181 - 300.....................        45       3,163,230        0.86        70,294     9.691      274.16       619       75.3
301 - 360.....................     1,846     296,320,087       80.91       160,520     8.670      359.33       596       77.6
Greater than 360..............       345      64,146,840       17.52       185,933     8.507      479.76       583       78.1
                                  -----     ------------      ------
   TOTAL/AVG./WTD. AVG........    2,269     $366,213,819      100.00%
                                  =====     ============      ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,535    $232,869,740       63.59%     $151,707     8.580%     376.78       588       79.3%
Stated Income.................       734     133,344,079       36.41       181,668     8.772      381.08       604       74.8
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

781 - 800.....................         3    $    919,676        0.25%     $306,559     6.547%     359.62       787       63.5%
761 - 780.....................         2         390,080        0.11       195,040     7.298      360.00       773       76.9
741 - 760.....................         7       1,361,187        0.37       194,455     7.637      371.47       748       85.1
721 - 740.....................        20       3,231,304        0.88       161,565     7.431      366.33       731       76.8
701 - 720.....................        38       8,068,797        2.20       212,337     7.552      371.69       710       78.3
681 - 700.....................        60       9,755,566        2.66       162,593     7.769      364.00       691       79.6
661 - 680.....................       114      18,966,417        5.18       166,372     8.050      369.64       669       80.6
641 - 660.....................       191      32,614,855        8.91       170,758     8.177      370.37       650       79.5
621 - 640.....................       210      32,747,344        8.94       155,940     8.351      375.60       631       80.5
601 - 620.....................       301      46,435,226       12.68       154,270     8.354      376.79       610       79.5
581 - 600.....................       352      53,573,556       14.63       152,198     8.594      381.92       590       77.7
561 - 580.....................       300      46,898,681       12.81       156,329     8.756      378.03       570       79.3
541 - 560.....................       275      46,763,158       12.77       170,048     9.033      384.58       550       75.4
521 - 540.....................       216      35,442,666        9.68       164,086     9.480      384.19       531       75.0
501 - 520.....................       174      28,164,727        7.69       161,866     9.533      385.25       511       71.4
500 or Less...................         6         880,580        0.24       146,763    10.106      359.67       495       66.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                       A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     1,662    $263,114,303       71.85%     $158,312     8.539%     377.63       603       79.2%
A-............................       148      25,625,560        7.00       173,146     8.924      384.29       570       75.7
B.............................       198      35,067,320        9.58       177,108     8.866      376.47       570       75.3
C.............................       158      27,286,461        7.45       172,699     8.965      378.58       566       69.1
C-............................        88      12,521,863        3.42       142,294     8.990      383.30       590       77.2
D.............................        15       2,598,313        0.71       173,221     9.295      390.72       535       66.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       643    $ 99,953,966       27.29%     $155,449     9.126%     370.24       592       78.7%
6.............................         1          36,927        0.01        36,927    12.125      295.00       565       62.3
12............................        89      19,172,921        5.24       215,426     8.613      374.06       594       74.7
24............................     1,206     197,188,360       53.85       163,506     8.527      384.85       592       77.8
36............................       330      49,861,646       13.62       151,096     8.193      370.60       606       76.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                         WEIGHTED
                                  AVERAGE                            PERCENT OF              WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                   NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT         ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ADJUSTMENT DATE                    DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ----------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................       5           33    $  4,090,650       1.42%    $123,959    8.727%    343.81      582      78.6%
7 - 12........................      12            2         424,143       0.15      212,071    7.619     348.00      566      77.8
13 - 18.......................      17            5         782,129       0.27      156,426    8.972     353.03      595      86.1
19 - 24.......................      24         1635     268,492,500      93.10      164,216    8.694     381.62      592      78.1
25 - 31.......................      29           12       1,656,391       0.57      138,033    8.739     353.19      597      85.3
32 - 37.......................      36           56      10,177,478       3.53      181,741    8.023     375.16      612      73.6
38 or Greater.................      60           15       2,770,301       0.96      184,687    8.137     359.97      620      81.7
                                              -----    ------------     ------
   TOTAL/AVG./WTD. AVG........                1,758    $288,393,592     100.00%
                                              =====    ============     ======

                                       A-7

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 - 3.000.................         4    $    996,801        0.35%     $249,200     7.164%     391.58       614       76.8%
3.001 - 4.000.................        15       2,087,967        0.72       139,198     9.403      371.70       579       79.2
4.001 - 5.000.................        87      15,705,392        5.45       180,522     8.275      369.87       617       79.3
5.001 - 6.000.................       260      45,467,192       15.77       174,874     8.027      378.72       609       76.1
6.001 - 7.000.................       864     140,377,375       48.68       162,474     8.567      381.54       592       77.6
7.001 - 8.000.................       528      83,758,864       29.04       158,634     9.246      381.32       580       79.5
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,758    $288,393,592      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.548%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500...............         5    $  1,327,350        0.46%     $265,470     5.849%     360.00       666       72.1%
12.501 - 13.000...............        30       6,635,723        2.30       221,191     6.600      377.97       639       74.7
13.001 - 13.500...............        48       9,319,686        3.23       194,160     6.877      374.41       640       71.0
13.501 - 14.000...............       117      24,466,176        8.48       209,113     7.313      388.78       610       73.5
14.001 - 14.500...............       178      34,931,772       12.11       196,246     7.679      388.45       611       76.0
14.501 - 15.000...............       228      41,921,200       14.54       183,865     8.107      383.51       604       77.3
15.001 - 15.500...............       257      42,461,037       14.72       165,218     8.578      384.00       592       78.8
15.501 - 16.000...............       309      49,423,191       17.14       159,946     8.959      382.62       586       79.5
16.001 - 16.500...............       157      23,291,455        8.08       148,353     9.396      374.68       571       78.0
16.501 - 17.000...............       173      23,452,882        8.13       135,566     9.867      374.22       565       80.0
17.001 - 17.500...............       108      13,999,458        4.85       129,625    10.353      363.81       566       82.3
17.501 - 18.000...............        62       7,929,874        2.75       127,901    10.813      368.29       566       83.2
18.001 - 18.500...............        34       4,027,880        1.40       118,467    11.281      363.49       557       82.7
18.501 - 19.000...............        31       3,575,398        1.24       115,335    11.819      354.12       568       83.5
19.001 - 19.500...............        12       1,081,391        0.37        90,116    12.264      376.59       565       83.2
Greater than 19.500...........         9         549,119        0.19        61,013    13.206      344.53       581       90.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,758    $288,393,592      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.414%.

                                       A-8

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        23    $  3,919,593        1.36%    $170,417      8.172%     358.33       591       80.2%
1.500.........................     1,196     192,285,714       66.67      160,774      8.730      378.52       593       78.2
2.000.........................        17       2,938,819        1.02      172,872      8.336      369.88       605       75.2
3.000.........................       520      88,882,494       30.82      170,928      8.552      385.53       593       77.5
6.000.........................         2         366,972        0.13      183,486      9.323      408.63       515       63.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,758    $288,393,592      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.966%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        494   $ 84,110,305       29.17%     $170,264     8.582%     385.36       591       77.4%
1.500.........................      1,264    204,283,287       70.83       161,617     8.699      378.30       594       78.3
                                    -----   ------------      ------
   TOTAL/AVG./WTD. AVG........      1,758   $288,393,592      100.00%
                                    =====   ============      ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 1
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.354%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

2.001 - 3.000.................         1    $    259,801        0.09%     $259,801     7.350%     359.00       639       63.4%
4.001 - 5.000.................         2         531,000        0.18       265,500     6.997      448.14       617       73.2
5.001 - 6.000.................        29       5,784,519        2.01       199,466     6.889      372.87       628       68.9
6.001 - 7.000.................       125      27,498,518        9.54       219,988     7.054      380.58       620       73.6
7.001 - 8.000.................       369      70,822,237       24.56       191,930     7.800      387.70       609       77.0
8.001 - 9.000.................       555      92,349,846       32.02       166,396     8.588      383.16       595       78.3
9.001 - 10.000................       408      57,247,868       19.85       140,313     9.546      375.99       570       79.0
Greater than 10.000...........       269      33,899,802       11.75       126,022    10.837      364.96       562       82.8
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,758    $288,393,592      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.544%.

                                       A-9

      NEXT ADJUSTMENT DATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

September 2006................         4    $    238,453        0.08%     $ 59,613    12.235%     284.53       593       84.3%
October 2006..................         2         120,082        0.04        60,041    11.519      274.36       531       78.0
November 2006.................         3         170,103        0.06        56,701    11.473      276.78       562       70.1
December 2006.................         2         108,387        0.04        54,193    10.899      288.42       624       54.2
January 2007..................         4         176,017        0.06        44,004    10.996      277.59       602       76.9
February 2007.................        18       3,277,609        1.14       182,089     8.033      359.53       582       79.5
August 2007...................         2         424,143        0.15       212,071     7.619      348.00       566       77.8
December 2007.................         2         328,592        0.11       164,296     7.936      352.00       629       80.0
January 2008..................         1         102,245        0.04       102,245     9.590      353.00       567       90.0
February 2008.................         2         351,292        0.12       175,646     9.761      354.00       571       90.7
March 2008....................         1         108,739        0.04       108,739    10.375      355.00       567       54.5
May 2008......................         7         957,061        0.33       136,723     9.124      357.00       609       82.2
June 2008.....................        30       5,384,516        1.87       179,484     8.708      371.10       598       80.1
July 2008.....................       369      58,886,573       20.42       159,584     8.767      373.58       599       79.3
August 2008...................     1,206     199,418,042       69.15       165,355     8.667      384.55       589       77.6
September 2008................        23       3,812,808        1.32       165,774     8.773      373.80       605       79.1
October 2008..................         1          72,321        0.03        72,321     8.250      350.00       594       80.0
December 2008.................         1         160,699        0.06       160,699     9.125      352.00       641       95.0
January 2009..................         4         496,534        0.17       124,134     8.723      353.14       611       83.0
February 2009.................         5         851,599        0.30       170,320     8.827      354.00       579       85.8
June 2009.....................         3         445,169        0.15       148,390     8.812      406.37       605       80.4
July 2009.....................        16       2,354,940        0.82       147,184     8.216      367.98       626       71.3
August 2009...................        37       7,377,369        2.56       199,388     7.914      375.57       608       73.9
July 2011.....................         1          83,970        0.03        83,970    11.000      359.00       621       80.0
August 2011...................        14       2,686,331        0.93       191,881     8.048      360.00       620       81.8
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,758    $288,393,592      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is August 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     2,146    $341,003,830       93.12%     $158,902     8.733%     379.74       588       77.5%
24............................         2         386,653        0.11       193,327     8.238      358.12       676       88.8
36............................         1          99,200        0.03        99,200     7.800      347.00       694       80.0
60............................       120      24,724,136        6.75       206,034     7.503      359.57       673       79.9
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,269    $366,213,819      100.00%
                                   =====    ============      ======

                                      A-10

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        18    $  6,125,617        1.00%     $340,312     8.251%     359.79       587       83.7%
2/28 6-month LIBOR............     1,023     186,165,683       30.50       181,980     9.240      359.30       608       82.5
2/38 6-month LIBOR............       135      35,632,252        5.84       263,943     8.573      479.78       606       81.4
2/28 6-month LIBOR -
  24-month Interest Only......         6       1,070,232        0.18       178,372     8.394      355.50       602       81.0
2/28 6-month LIBOR -
  60-month Interest Only......       569     140,070,617       22.95       246,170     8.187      359.66       628       81.9
3/27 6-month LIBOR............        49       8,526,490        1.40       174,010     9.084      353.99       606       79.8
3/37 6-month LIBOR............         2         588,900        0.10       294,450     7.137      480.00       649       86.1
3/27 6-month LIBOR -
  36-month Interest Only......         2         780,457        0.13       390,228     7.958      349.11       565       72.8
3/27 6-month LIBOR -
  60-month Interest Only......        31       9,726,940        1.59       313,772     7.602      359.76       645       80.6
5/25 6-month LIBOR............        20       4,502,418        0.74       225,121     8.631      359.95       625       82.5
5/35 6-month LIBOR............         3         786,000        0.13       262,000     7.516      480.00       596       81.0
10-Year Fixed.................         3          36,353        0.01        12,118     9.422       48.07       709       49.9
15-Year Fixed.................        69       3,682,539        0.60        53,370     9.209      134.33       630       68.0
15-Year Fixed - Credit
  Comeback....................         8         358,738        0.06        44,842     9.485      141.47       612       67.8
20-Year Fixed.................         6         426,974        0.07        71,162     9.304      207.46       613       85.8
30-Year Fixed.................       469      99,377,852       16.28       211,893     7.342      350.20       671       72.1
30-Year Fixed - Credit
  Comeback....................       124      22,557,762        3.70       181,917     8.620      349.85       601       80.0
40-Year Fixed.................        75      21,655,698        3.55       288,743     7.439      479.66       644       77.3
40-Year Fixed - Credit
  Comeback....................        19       6,927,774        1.14       364,620     7.919      479.66       610       81.2
30-Year Fixed - 60 Month
  Interest Only...............       180      58,569,790        9.60       325,388     7.284      359.71       643       80.0
30/15-Year Fixed Balloon......        46       2,412,659        0.40        52,449    10.826      106.91       593       71.0
40/30-Year Fixed Balloon......         1         388,951        0.06       388,951    10.750      359.00       571       95.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

                                      A-11

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     1,718    $356,968,453       58.48%     $207,781    8.748%      359.31       617       82.1%
ARM 480.......................       140      37,007,152        6.06       264,337    8.528       479.79       607       81.5
Fixed 120.....................         3          36,353        0.01        12,118    9.422        48.07       709       49.9
Fixed 180.....................       123       6,453,937        1.06        52,471    9.829       124.48       615       69.1
Fixed 240.....................         6         426,974        0.07        71,162    9.304       207.46       613       85.8
Fixed 360.....................       774     180,894,356       29.64       233,714    7.490       353.25       653       75.7
Fixed 480.....................        94      28,583,472        4.68       304,079    7.556       479.66       636       78.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00............        52    $    966,254        0.16%     $ 18,582    11.418%     153.82       608       60.7%
$25,000.01 - $50,000.00.......       124       4,844,976        0.79        39,072    10.752      236.31       595       69.5
$50,000.01 - $75,000.00.......       233      14,470,024        2.37        62,103    10.271      318.96       598       79.6
$75,000.01 - $100,000.00......       246      21,461,680        3.52        87,243     9.399      347.27       605       79.0
$100,000.01 - $150,000.00.....       555      68,980,939       11.30       124,290     9.053      363.17       607       80.7
$150,000.01 - $200,000.00.....       500      87,337,942       14.31       174,676     8.723      365.11       615       80.7
$200,000.01 - $250,000.00.....       311      69,381,857       11.37       223,093     8.505      370.55       622       82.0
$250,000.01 - $300,000.00.....       180      49,624,372        8.13       275,691     8.232      365.47       626       80.2
$300,000.01 - $350,000.00.....       153      49,360,906        8.09       322,620     7.861      371.22       634       80.3
$350,000.01 - $400,000.00.....       130      49,131,703        8.05       377,936     7.856      369.57       637       80.5
$400,000.01 - $450,000.00.....       102      43,528,404        7.13       426,749     7.862      376.06       638       79.4
$450,000.01 - $500,000.00.....       109      52,197,897        8.55       478,880     7.668      380.50       646       78.1
$500,000.01 - $550,000.00.....        61      32,031,213        5.25       525,102     7.413      377.51       664       78.8
$550,000.01 - $600,000.00.....        45      25,852,606        4.24       574,502     7.722      385.64       641       77.4
$600,000.01 - $650,000.00.....        25      15,753,014        2.58       630,121     7.750      373.88       640       78.0
$650,000.01 - $700,000.00.....        11       7,342,582        1.20       667,507     7.953      393.24       637       85.4
$700,000.01 - $750,000.00.....         4       2,924,150        0.48       731,038     7.744      360.00       574       75.3
$750,000.01 - $800,000.00.....         2       1,555,400        0.25       777,700    10.835      420.98       622       82.5
$800,000.01 - $850,000.00.....         4       3,347,259        0.55       836,815     8.293      359.75       618       76.6
$850,000.01 - $900,000.00.....         4       3,523,320        0.58       880,830     7.210      387.75       632       72.0
Greater than $900,000.00......         7       6,754,197        1.11       964,885     7.690      377.26       665       76.5
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

                                      A-12

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
-----                            --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama ......................        43    $  5,297,426        0.87%     $123,196     9.611%     375.08       605       84.9%
Alaska .......................         3         544,183        0.09       181,394     8.269      359.77       603       82.5
Arizona ......................       136      29,499,025        4.83       216,905     8.344      363.29       620       80.2
Arkansas .....................        16       1,694,258        0.28       105,891     9.772      337.79       595       90.5
California ...................       534     196,448,534       32.19       367,881     7.329      378.42       654       76.0
Colorado .....................        34       6,646,805        1.09       195,494     8.626      362.01       614       82.0
Connecticut ..................        25       6,296,725        1.03       251,869     9.159      365.34       605       81.6
Delaware .....................         7       1,750,073        0.29       250,010     8.843      359.85       592       87.0
District of Columbia .........         2         355,574        0.06       177,787     7.412      358.60       575       65.4
Florida ......................       391      75,951,911       12.44       194,250     8.713      367.36       620       80.9
Georgia ......................       101      17,526,362        2.87       173,528     9.230      360.41       616       83.2
Hawaii .......................        15       4,317,405        0.71       287,827     7.958      392.28       661       79.1
Idaho ........................        20       3,997,078        0.65       199,854     8.841      361.41       627       81.6
Illinois .....................        59      11,879,457        1.95       201,347     9.455      363.92       626       82.5
Indiana ......................        40       4,397,938        0.72       109,948     9.183      354.53       596       81.2
Iowa .........................        12       1,183,439        0.19        98,620    10.012      365.38       603       85.6
Kansas .......................         9         739,844        0.12        82,205    10.707      333.67       604       85.4
Kentucky .....................        37       4,206,115        0.69       113,679     9.128      347.47       598       83.1
Louisiana ....................        41       4,630,594        0.76       112,941     9.238      364.05       607       83.7
Maine ........................         9       1,112,963        0.18       123,663    10.000      347.91       627       81.4
Maryland .....................        43      11,882,799        1.95       276,344     8.680      371.64       631       82.7
Massachusetts ................        28       9,726,465        1.59       347,374     8.180      359.85       604       82.2
Michigan .....................        95       9,875,776        1.62       103,956     9.365      346.77       602       80.8
Minnesota ....................        24       4,231,715        0.69       176,321     8.586      360.16       613       80.2
Mississippi ..................        28       3,348,495        0.55       119,589     9.287      361.65       610       82.6
Missouri .....................        48       6,889,792        1.13       143,537     9.527      358.27       588       86.2
Montana ......................        14       1,969,934        0.32       140,710     8.690      355.05       619       80.0
Nebraska .....................         8         730,060        0.12        91,258     8.804      370.51       594       84.8
Nevada .......................        58      13,335,610        2.18       229,924     8.500      368.50       622       80.0
New Hampshire ................        15       2,367,053        0.39       157,804     8.626      348.93       619       79.0
New Jersey ...................        55      15,205,159        2.49       276,457     8.849      357.60       619       83.8
New Mexico ...................         9         940,468        0.15       104,496     9.624      343.84       610       75.4
New York .....................        85      26,116,608        4.28       307,254     8.326      371.01       620       79.8
North Carolina ...............        54       7,157,354        1.17       132,544     9.339      357.25       616       84.3
Ohio .........................        86       8,265,173        1.35        96,107    10.015      332.27       602       83.0
Oklahoma .....................        28       2,344,407        0.38        83,729     9.368      343.01       601       84.7
Oregon .......................        41       9,094,348        1.49       221,813     8.264      371.25       620       82.5
Pennsylvania .................        77      10,087,969        1.65       131,013     9.021      344.68       597       83.8
Rhode Island .................         4       1,094,452        0.18       273,613     8.792      359.64       612       81.4
South Carolina ...............        31       4,539,882        0.74       146,448     8.392      355.33       600       77.0
South Dakota .................         4         363,657        0.06        90,914    10.267      359.78       639       87.4
Tennessee ....................        85       8,405,091        1.38        98,883     9.377      340.90       603       85.5
Texas ........................       135      18,727,441        3.07       138,722     8.924      365.22       615       83.2
Utah .........................        39       6,675,946        1.09       171,178     8.614      367.03       619       83.0
Vermont ......................         4         587,551        0.10       146,888     8.881      353.93       640       64.1
Virginia .....................        83      20,779,395        3.40       250,354     8.294      374.93       617       78.0
Washington ...................        90      20,473,768        3.35       227,486     8.142      365.42       616       80.3
West Virginia ................         7         648,327        0.11        92,618     9.823      315.89       572       81.8
Wisconsin ....................        33       4,343,238        0.71       131,613     9.875      353.49       593       86.1
Wyoming ......................        13       1,687,056        0.28       129,774     9.021      365.71       592       85.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

                                      A-13

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
----------------------           --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less ................       111    $ 17,999,586        2.95%     $162,158    7.260%      348.62       663       41.0%
50.01 - 55.00 ................        35       6,665,116        1.09       190,432    7.303       354.71       648       52.7
55.01 - 60.00 ................        61      13,317,879        2.18       218,326    6.944       373.70       676       58.0
60.01 - 65.00 ................       107      22,186,097        3.63       207,347    7.705       355.64       645       63.1
65.01 - 70.00 ................       142      29,392,733        4.82       206,991    7.702       364.84       631       68.6
70.01 - 75.00 ................       224      51,153,588        8.38       228,364    7.593       368.62       632       74.1
75.01 - 80.00 ................     1,189     249,211,409       40.83       209,597    8.306       368.67       634       79.7
80.01 - 85.00 ................       249      58,424,194        9.57       234,635    8.455       368.41       598       84.4
85.01 - 90.00 ................       440     104,207,523       17.07       236,835    8.681       371.39       615       89.6
90.01 - 95.00 ................       241      48,106,532        7.88       199,612    9.477       370.25       607       94.7
95.01 - 100.00 ...............        59       9,706,039        1.59       164,509    9.802       363.21       652       99.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------               --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500 ................         2    $    464,907        0.08%     $232,454     5.500%     360.00       600       56.7%
5.501 - 6.000 ................        51      24,538,430        4.02       481,146     5.968      365.73       745       65.5
6.001 - 6.500 ................       126      47,780,430        7.83       379,210     6.259      372.04       703       69.9
6.501 - 7.000 ................       153      52,045,539        8.53       340,167     6.836      376.32       645       77.4
7.001 - 7.500 ................       210      60,317,245        9.88       287,225     7.348      371.92       626       79.2
7.501 - 8.000 ................       360      92,343,176       15.13       256,509     7.809      373.12       621       79.6
8.001 - 8.500 ................       364      78,576,362       12.87       215,869     8.309      370.42       619       81.2
8.501 - 9.000 ................       404      78,857,199       12.92       195,191     8.806      364.41       619       82.1
9.001 - 9.500 ................       341      59,297,068        9.71       173,892     9.293      367.62       607       82.0
9.501 - 10.000 ...............       331      52,700,795        8.63       159,217     9.774      366.05       599       84.2
10.001 - 10.500 ..............       159      24,238,630        3.97       152,444    10.299      365.03       598       87.3
10.501 - 11.000 ..............       146      19,778,255        3.24       135,468    10.794      349.96       584       85.7
11.001 - 11.500 ..............        73       7,904,685        1.30       108,283    11.306      343.44       592       83.8
11.501 - 12.000 ..............        53       5,583,635        0.91       105,352    11.781      338.28       581       85.4
12.001 - 12.500 ..............        27       1,879,709        0.31        69,619    12.267      312.79       586       87.6
12.501 - 13.000 ..............        22       2,012,428        0.33        91,474    12.799      331.29       568       82.0
13.001 - 13.500 ..............        12         944,745        0.15        78,729    13.261      297.13       560       82.0
13.501 - 14.000 ..............        13         427,584        0.07        32,891    13.847      188.13       558       68.1
Greater than 14.000 ..........        11         679,875        0.11        61,807    14.705      310.73       543       85.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

                                      A-14

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
-----------------------          --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence ......     2,065    $429,987,221       70.45%     $208,226    8.241%      367.83       627       79.5%
Planned Unit Development .....       475     122,073,503       20.00       256,997    8.367       369.02       626       80.6
Low-Rise Condominium .........       197      37,050,885        6.07       188,076    8.475       372.95       641       80.8
Two Family Home ..............        51      11,731,274        1.92       230,025    9.486       361.98       631       82.2
Manufactured Housing(1) ......        43       3,076,092        0.50        71,537    9.553       292.14       609       69.4
Three Family Home ............        11       3,044,202        0.50       276,746    8.610       348.54       655       80.3
High-Rise Condominium ........        11       2,717,479        0.45       247,044    9.179       387.08       623       81.7
Four Family Home .............         5         690,039        0.11       138,008    8.999       344.21       703       81.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

----------
(1)  Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------                     --------   ------------   -----------   ---------   --------   ---------   --------   --------

Purchase .....................     1,568    $302,046,069       49.49%     $192,631    8.871%      369.71       627       83.3%
Refinance - Cash Out .........     1,164     283,186,058       46.40       243,287    7.778       367.53       627       76.3
Refinance - Rate/Term ........       126      25,138,569        4.12       199,512    7.751       349.11       642       77.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
--------------                   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............     2,701    $589,219,606       96.53%     $218,149    8.277%      368.27       627       79.7%
Investment Property ..........       129      16,360,120        2.68       126,823    9.394       355.71       651       83.4
Second Home ..................        28       4,790,970        0.78       171,106    9.633       357.37       636       85.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-15

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120 ......................       109    $  4,465,597        0.73%     $ 40,969    10.730%     102.18       602       69.5%
121 - 180 ....................        27       2,505,525        0.41        92,797     8.189      167.55       639       69.1
181 - 300 ....................       179      13,412,897        2.20        74,932     9.597      280.04       602       74.3
301 - 360 ....................     2,309     524,396,054       85.91       227,110     8.292      359.32       629       80.1
Greater than 360 .............       234      65,590,624       10.75       280,302     8.104      479.73       619       80.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation ...........     1,890    $374,585,116       61.37%     $198,193    8.015%      366.83       626       79.8%
Stated Income ................       968     235,785,581       38.63       243,580    8.799       369.47       631       80.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820 ....................        22    $  8,202,248        1.34%     $372,829    6.296%      374.78       807       65.3%
781 - 800 ....................        31      13,436,614        2.20       433,439    6.098       362.93       791       61.6
761 - 780 ....................        23       8,524,307        1.40       370,622    6.503       361.86       770       70.6
741 - 760 ....................        27       7,824,330        1.28       289,790    6.917       359.48       753       77.1
721 - 740 ....................        53      13,678,779        2.24       258,090    7.170       374.26       730       76.9
701 - 720 ....................        63      17,218,912        2.82       273,316    7.521       359.96       711       77.6
681 - 700 ....................       139      37,642,341        6.17       270,808    7.669       376.92       690       79.9
661 - 680 ....................       198      47,676,265        7.81       240,789    7.931       370.44       670       80.8
641 - 660 ....................       277      60,474,028        9.91       218,318    8.406       363.44       650       81.9
621 - 640 ....................       388      83,776,929       13.73       215,920    8.404       366.82       629       81.2
601 - 620 ....................       470      99,748,307       16.34       212,230    8.277       365.57       610       80.9
581 - 600 ....................       448      83,283,849       13.64       185,901    8.631       368.71       590       80.6
561 - 580 ....................       334      59,364,980        9.73       177,739    8.954       370.18       571       83.1
541 - 560 ....................       183      34,471,579        5.65       188,369    9.309       372.07       550       80.2
521 - 540 ....................       134      24,347,894        3.99       181,701    9.408       365.86       530       76.8
501 - 520 ....................        57       9,761,703        1.60       171,258    9.356       374.96       513       76.4
500 or Less ..................        11         937,632        0.15        85,239   10.507       275.03       489       70.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-16

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A ............................    2,271     $495,082,084       81.11%     $218,002    8.247%      368.84       636       80.3%
A- ...........................      149       27,238,675        4.46       182,810    8.424       356.89       590       78.5
B ............................      174       38,490,756        6.31       221,211    8.493       368.02       596       78.3
C ............................      158       28,053,173        4.60       177,552    8.957       363.10       577       74.9
C- ...........................       94       18,828,833        3.08       200,307    8.720       363.91       604       80.0
D ............................       12        2,677,175        0.44       223,098    8.386       370.51       592       79.2
                                  -----     ------------      ------
   TOTAL/AVG./WTD. AVG........    2,858     $610,370,697      100.00%
                                  =====     ============      ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0 ............................      523     $105,999,736       17.37%     $202,676    9.231%      360.18       617       82.4%
12 ...........................      133       38,646,434        6.33       290,575    8.526       375.59       624       79.2
24 ...........................    1,297      269,884,584       44.22       208,084    8.525       374.06       615       82.0
36 ...........................      179       39,230,099        6.43       219,163    7.802       355.62       633       77.6
60 ...........................      726      156,609,843       25.66       215,716    7.420       363.49       656       75.2
                                  -----     ------------      ------
   TOTAL/AVG./WTD. AVG........    2,858     $610,370,697      100.00%
                                  =====     ============      ======

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                 MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT    AVERAGE
                                   NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO              ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
NEXT ADJUSTMENT DATE               DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 ........................       5          37    $  7,369,752       1.87%    $199,182    8.872%    347.59      583      82.7%
7 - 12 .......................      12           1          89,676       0.02       89,676    9.350     348.00      539      95.0
13 - 18 ......................      17          14       2,148,751       0.55      153,482    8.785     353.19      594      84.4
19 - 24 ......................      24       1,705     360,900,346      91.60      211,672    8.755     371.50      616      82.1
25 - 31 ......................      28           9       1,620,051       0.41      180,006    8.455     351.89      614      83.4
32 - 37 ......................      36          69      16,558,611       4.20      239,980    8.154     363.90      631      80.0
38 or Greater ................      60          23       5,288,418       1.34      229,931    8.465     377.79      621      82.3
                                             -----    ------------     ------
   TOTAL/AVG./WTD. AVG........               1,858    $393,975,605     100.00%
                                             =====    ============     ======

                                      A-17

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000 ................         3    $    778,500        0.20%     $259,500     9.194%     360.00       613       93.6%
4.001 - 5.000 ................        31       6,026,971        1.53       194,418     8.271      361.69       637       80.6
5.001 - 6.000 ................       181      41,059,794       10.42       226,850     7.756      367.31       624       78.2
6.001 - 7.000 ................       724     165,737,242       42.07       228,919     8.203      370.14       618       81.0
7.001 - 8.000 ................       439     100,863,150       25.60       229,757     9.173      369.91       617       83.9
8.001 - 9.000 ................       359      64,718,552       16.43       180,275     9.583      376.33       605       82.8
9.001 - 10.000 ...............        84      10,189,958        2.59       121,309    10.238      370.48       591       87.6
10.001 - 11.000 ..............        25       3,083,492        0.78       123,340    11.335      359.48       610       88.5
11.001 - 12.000 ..............         9       1,322,718        0.34       146,969    12.091      380.34       577       93.6
12.001 - 13.000 ..............         1          71,000        0.02        71,000    13.460      360.00       646      100.0
Greater than 13.000 ..........         2         124,228        0.03        62,114    14.195      428.13       525       92.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,858    $393,975,605      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.090%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

12.001 - 12.500 ..............         4    $    873,707        0.22%     $218,427     5.927%     359.76       623       58.9%
12.501 - 13.000 ..............        17       5,543,235        1.41       326,073     6.366      379.60       651       72.1
13.001 - 13.500 ..............        45      14,659,939        3.72       325,776     6.758      370.14       630       77.2
13.501 - 14.000 ..............       101      29,788,073        7.56       294,931     7.294      368.21       634       79.0
14.001 - 14.500 ..............       168      43,605,066       11.07       259,554     7.723      372.21       632       80.7
14.501 - 15.000 ..............       235      58,737,960       14.91       249,949     8.026      375.72       617       80.6
15.001 - 15.500 ..............       226      49,564,235       12.58       219,311     8.482      370.31       617       81.5
15.501 - 16.000 ..............       309      63,756,757       16.18       206,333     8.980      366.94       619       83.3
16.001 - 16.500 ..............       267      48,869,574       12.40       183,032     9.411      372.28       607       82.7
16.501 - 17.000 ..............       212      37,917,346        9.62       178,855     9.855      374.16       599       84.1
17.001 - 17.500 ..............        99      14,958,327        3.80       151,094    10.319      370.20       602       87.9
17.501 - 18.000 ..............        76      12,100,665        3.07       159,219    10.827      360.63       586       86.9
18.001 - 18.500 ..............        37       6,166,854        1.57       166,672    11.323      360.59       598       85.6
18.501 - 19.000 ..............        30       4,270,963        1.08       142,365    11.863      349.24       579       87.0
19.001 - 19.500 ..............        12       1,082,132        0.27        90,178    12.286      353.29       587       92.2
Greater than 19.500 ..........        20       2,080,773        0.53       104,039    13.332      373.72       567       89.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,858    $393,975,605      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.518%.

                                      A-18

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000.........................        24    $  7,025,226        1.78%     $292,718     8.551%     359.51        593        84.0%
1.500.........................     1,342     281,031,754       71.33       209,413     8.737      371.74        616        82.0
2.000.........................        21       4,899,050        1.24       233,288     8.561      357.95        614        81.0
3.000.........................       469     100,712,575       25.56       214,739     8.720      368.95        616        82.2
6.000.........................         1         132,600        0.03       132,600     7.750      359.00        580        85.0
7.000.........................         1         174,400        0.04       174,400     9.650      360.00        625        80.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,858    $393,975,605      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.885%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000.........................       437    $ 96,020,632       24.37%     $219,727    8.734%      366.28        614        82.2%
1.500.........................     1,420     297,708,474       75.57       209,654    8.725       372.04        616        82.0
2.000.........................         1         246,500        0.06       246,500    8.625       359.00        594        85.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,858    $393,975,605      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.378%.

                                      A-19

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

5.001 - 6.000.................        22    $  5,135,252        1.30%     $233,421     6.617%     383.27        616        69.0%
6.001 - 7.000.................       106      32,614,835        8.28       307,687     6.975      367.65        633        78.2
7.001 - 8.000.................       350      94,724,958       24.04       270,643     7.742      374.09        624        80.1
8.001 - 9.000.................       560     120,035,315       30.47       214,349     8.593      369.88        623        82.3
9.001 - 10.000................       515      93,557,989       23.75       181,666     9.515      370.94        605        83.0
Greater than 10.000...........       305      47,907,256       12.16       157,073    10.895      365.73        591        87.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,858    $393,975,605      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.661%.

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

August 2006...................         2    $    195,284        0.05%     $ 97,642    12.243%     295.00        558        77.2%
October 2006..................         5         399,454        0.10        79,891    12.263      289.14        550        76.2
November 2006.................         7         410,449        0.10        58,636    11.103      280.67        584        79.1
December 2006.................         3         119,899        0.03        39,966    12.757      287.31        578        81.1
January 2007..................         4       1,321,486        0.34       330,372     8.088      356.38        610        82.7
February 2007.................        16       4,923,180        1.25       307,699     8.392      359.11        579        83.8
August 2007...................         1          89,676        0.02        89,676     9.350      348.00        539        95.0
October 2007..................         1          77,388        0.02        77,388     8.250      350.00        635        95.0
December 2007.................         1         232,789        0.06       232,789     9.150      352.00        521        90.0
January 2008..................         5         962,770        0.24       192,554     8.520      353.00        639        84.3
February 2008.................         9       1,102,312        0.28       122,479     9.046      354.21        557        82.5
March 2008....................         2         212,871        0.05       106,435     8.513      355.00        630        80.0
May 2008......................         4         896,403        0.23       224,101     9.074      357.00        607        86.6
June 2008.....................        42       8,298,995        2.11       197,595     8.645      361.43        622        84.6
July 2008.....................       481      93,788,642       23.81       194,987     8.949      368.81        613        83.1
August 2008...................     1,148     252,000,738       63.96       219,513     8.692      372.88        616        81.6
September 2008................        27       5,856,556        1.49       216,909     8.356      371.38        632        84.7
October 2008..................         1          78,293        0.02        78,293     9.650      350.00        593        90.0
December 2008.................         1         216,957        0.06       216,957     7.875      352.00        659        80.0
January 2009..................         6         944,435        0.24       157,406     9.116      353.18        578        85.1
June 2009.....................         4         910,620        0.23       227,655     9.303      358.00        611        83.7
July 2009.....................        22       4,236,020        1.08       192,546     8.923      359.00        617        82.6
August 2009...................        42      11,297,971        2.87       268,999     7.772      366.25        639        78.6
September 2009................         1         114,000        0.03       114,000     8.250      360.00        594        95.0
July 2011.....................         1         237,882        0.06       237,882     9.450      359.00        625        80.0
August 2011...................        21       4,998,286        1.27       238,014     8.401      378.87        621        82.3
September 2011................         1          52,250        0.01        52,250    10.100      360.00        638        95.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     1,858    $393,975,605      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is August 2008.

                                      A-20

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     CURRENT   REMAINING     CREDIT     LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

0.............................     2,070    $400,152,662       65.56%     $193,310    8.533%      372.17        625        79.1%
24............................         6       1,070,232        0.18       178,372    8.394       355.50        602        81.0
36............................         2         780,457        0.13       390,228    7.958       349.11        565        72.8
60............................       780     208,367,347       34.14       267,138    7.906       359.68        633        81.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     2,858    $610,370,697      100.00%
                                   =====    ============      ======

                                      A-21

                               THE MORTGAGE LOANS
                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                 WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING     BALANCE     RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        36    $  9,416,830        0.96%     $261,579     8.188%     359.60       585       82.3%
2/28 6-month LIBOR............     2,291     383,535,138       39.27       167,409     9.066      359.42       596       80.0
2/38 6-month LIBOR............       398      84,611,309        8.66       212,591     8.495      479.81       592       79.7
2/28 6-month LIBOR - 24-month
   Interest Only..............         8       1,456,885        0.15       182,111     8.353      356.19       622       83.1
2/28 6-month LIBOR - 60-month
   Interest Only..............       684     163,243,553       16.72       238,660     8.092      359.65       635       81.6
3/27 6-month LIBOR............       113      17,990,063        1.84       159,204     8.751      354.58       606       76.8
3/37 6-month LIBOR............         9       1,898,905        0.19       210,989     7.478      479.81       608       84.2
3/27 6-month LIBOR - 36-month
   Interest Only..............         3         879,657        0.09       293,219     7.940      348.87       580       73.6
3/27 6-month LIBOR - 60-month
   Interest Only..............        36      11,278,140        1.15       313,282     7.557      359.75       645       79.9
5/25 6-month LIBOR............        35       7,272,719        0.74       207,792     8.443      359.96       623       82.2
5/35 6-month LIBOR............         3         786,000        0.08       262,000     7.516      480.00       596       81.0
10-Year Fixed.................         3          36,353        0.00        12,118     9.422       48.07       709       49.9
15-Year Fixed.................        98       5,982,417        0.61        61,045     8.916      149.13       625       68.8
15-Year Fixed - Credit
   Comeback...................        10         485,482        0.05        48,548     9.741      143.31       606       70.2
20-Year Fixed.................         9         764,573        0.08        84,953     8.770      221.69       618       82.4
30-Year Fixed.................       838     155,917,742       15.97       186,059     7.764      352.36       644       73.8
30-Year Fixed - Credit
  Comeback....................       153      26,860,101        2.75       175,556     8.702      350.26       606       79.3
40-Year Fixed.................       145      33,862,352        3.47       233,533     7.937      479.59       624       76.7
40-Year Fixed - Credit
  Comeback................ ...        23       8,371,898        0.86       363,996     8.076      479.64       607       81.5
30-Year Fixed - 60-month
   Interest Only..............       180      58,569,790        6.00       325,388     7.284      359.71       643       80.0
30/15-Year Fixed Balloon......        48       2,569,700        0.26        53,535    10.727      108.59       594       71.3
40/30-Year Fixed Balloon......         4         794,910        0.08       198,727     9.403      359.30       576       85.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

            ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     3,206    $595,072,984       60.93%     $185,612     8.736%     359.33       608       80.4%
ARM 480.......................       410      87,296,214        8.94       212,918     8.464      479.81       592       79.8
Fixed 120.....................         3          36,353        0.00        12,118     9.422       48.07       709       49.9
Fixed 180.....................       156       9,037,599        0.93        57,933     9.475      137.29       615       69.6
Fixed 240.....................         9         764,573        0.08        84,953     8.770      221.69       618       82.4
Fixed 360.....................     1,175     242,142,543       24.79       206,079     7.757      353.93       639       75.9
Fixed 480.....................       168      42,234,250        4.32       251,394     7.964      479.60       621       77.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                                      A-22

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$0.01 - $25,000.00............        56    $  1,041,938        0.11%     $ 18,606    11.349%     153.87       606       61.9%
$25,000.01 - $50,000.00.......       171       6,827,063        0.70        39,924    10.670      253.45       596       68.9
$50,000.01 - $75,000.00.......       415      25,928,341        2.66        62,478    10.146      334.63       595       78.0
$75,000.01 - $100,000.00......       567      49,893,623        5.11        87,996     9.263      356.27       598       77.8
$100,000.01 - $150,000.00.....     1,198     148,688,952       15.23       124,114     9.007      369.54       598       79.1
$150,000.01 - $200,000.00.....     1,007     174,881,236       17.91       173,666     8.664      373.76       605       79.5
$200,000.01 - $250,000.00.....       551     123,068,021       12.60       223,354     8.462      376.72       609       80.5
$250,000.01 - $300,000.00.....       331      91,046,168        9.32       275,064     8.322      372.89       610       78.8
$300,000.01 - $350,000.00.....       239      77,351,444        7.92       323,646     7.952      373.82       620       79.0
$350,000.01 - $400,000.00.....       198      74,636,601        7.64       376,953     7.913      374.10       629       79.6
$400,000.01 - $450,000.00.....       119      50,482,169        5.17       424,220     7.904      378.53       633       79.3
$450,000.01 - $500,000.00.....       111      53,125,219        5.44       478,606     7.711      381.16       644       78.1
$500,000.01 - $550,000.00.....        62      32,561,213        3.33       525,181     7.441      379.17       662       78.6
$550,000.01 - $600,000.00.....        45      25,852,606        2.65       574,502     7.722      385.64       641       77.4
$600,000.01 - $650,000.00.....        25      15,753,014        1.61       630,121     7.750      373.88       640       78.0
$650,000.01 - $700,000.00.....        11       7,342,582        0.75       667,507     7.953      393.24       637       85.4
$700,000.01 - $750,000.00.....         4       2,924,150        0.30       731,038     7.744      360.00       574       75.3
$750,000.01 - $800,000.00.....         2       1,555,400        0.16       777,700    10.835      420.98       622       82.5
$800,000.01 - $850,000.00.....         4       3,347,259        0.34       836,815     8.293      359.75       618       76.6
$850,000.01 - $900,000.00.....         4       3,523,320        0.36       880,830     7.210      387.75       632       72.0
Greater than $900,000.00......         7       6,754,197        0.69       964,885     7.690      377.26       665       76.5
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                                      A-23

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        84    $ 10,309,428        1.06%     $122,731     9.385%     368.52       609       85.2%
Alaska........................         6       1,011,683        0.10       168,614     7.979      359.88       612       82.2
Arizona.......................       249      48,989,318        5.02       196,744     8.382      372.88       607       78.5
Arkansas......................        27       3,024,595        0.31       112,022     9.554      332.45       599       86.9
California....................       738     248,935,517       25.49       337,311     7.449      379.94       642       75.0
Colorado......................        63      11,182,131        1.15       177,494     8.552      372.71       615       81.7
Connecticut...................        66      14,090,945        1.44       213,499     9.026      373.80       599       80.5
Delaware......................        11       2,534,073        0.26       230,370     8.663      367.85       589       85.4
District of Columbia..........         8       1,471,986        0.15       183,998     7.858      398.02       590       65.9
Florida.......................       694     124,176,926       12.72       178,929     8.667      373.38       606       78.5
Georgia.......................       202      30,874,488        3.16       152,844     9.278      365.40       606       83.0
Hawaii........................        24       6,448,821        0.66       268,701     7.653      381.33       652       74.5
Idaho.........................        38       6,477,482        0.66       170,460     8.597      364.62       616       81.1
Illinois......................       192      32,903,749        3.37       171,374     9.251      369.21       609       81.7
Indiana.......................        85       8,865,684        0.91       104,302     9.168      352.25       602       82.3
Iowa..........................        21       2,286,760        0.23       108,893     9.714      367.73       593       82.2
Kansas........................        19       1,524,757        0.16        80,250    10.389      345.09       600       82.8
Kentucky......................        64       7,282,125        0.75       113,783     9.158      357.37       594       83.1
Louisiana.....................        60       7,048,941        0.72       117,482     9.300      362.35       599       82.2
Maine.........................        13       1,700,079        0.17       130,775     9.522      351.87       633       82.2
Maryland......................       108      24,660,106        2.53       228,334     8.717      375.84       609       79.5
Massachusetts.................        65      17,395,466        1.78       267,623     8.404      372.67       600       79.5
Michigan......................       191      20,621,115        2.11       107,964     9.407      357.52       596       81.1
Minnesota.....................        61      10,166,028        1.04       166,656     8.804      376.51       611       81.0
Mississippi...................        48       5,368,343        0.55       111,840     9.105      362.04       595       82.8
Missouri......................        89      11,361,234        1.16       127,654     9.506      363.63       586       85.4
Montana.......................        17       2,430,704        0.25       142,983     8.745      355.88       608       79.8
Nebraska......................        12       1,165,983        0.12        97,165     8.860      366.49       600       81.5
Nevada........................        99      22,038,986        2.26       222,616     8.371      379.59       610       77.4
New Hampshire.................        25       4,620,901        0.47       184,836     8.070      362.28       616       78.7
New Jersey....................       107      26,289,440        2.69       245,696     8.864      362.21       601       79.7
New Mexico....................        26       3,681,933        0.38       141,613     9.216      374.77       577       80.8
New York......................       161      44,135,750        4.52       274,135     8.257      375.11       612       77.4
North Carolina................       110      14,012,867        1.43       127,390     9.487      359.08       597       82.3
North Dakota..................         1         101,139        0.01       101,139     8.500      359.00       681       80.0
Ohio..........................       125      12,275,296        1.26        98,202     9.880      342.88       597       83.3
Oklahoma......................        42       3,493,920        0.36        83,189     9.605      348.24       596       83.3
Oregon........................        83      16,376,300        1.68       197,305     8.180      376.37       615       80.9
Pennsylvania..................       146      19,162,940        1.96       131,253     9.029      354.80       590       82.9
Rhode Island..................         9       2,026,791        0.21       225,199     8.689      359.61       611       79.2
South Carolina................        65       8,603,670        0.88       132,364     8.828      363.82       594       79.3
South Dakota..................         4         363,657        0.04        90,914    10.267      359.78       639       87.4
Tennessee.....................       125      12,849,125        1.32       102,793     9.282      357.57       598       85.2
Texas.........................       264      31,603,878        3.24       119,712     8.951      361.35       609       82.9
Utah..........................        72      12,167,783        1.25       168,997     8.482      372.29       622       83.2
Vermont.......................         8       1,197,751        0.12       149,719     8.506      357.02       626       71.6
Virginia......................       161      33,614,328        3.44       208,785     8.396      378.67       604       78.3
Washington....................       157      32,987,170        3.38       210,109     8.149      377.43       615       80.3
West Virginia.................        16       1,641,492        0.17       102,593     9.951      341.34       572       83.1
Wisconsin.....................        50       6,997,685        0.72       139,954     9.927      359.79       595       85.7
Wyoming.......................        16       2,033,242        0.21       127,078     8.928      372.58       594       85.6
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                                      A-24

                   LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       233    $ 34,096,816        3.49%     $146,338     7.745%     363.02       626       41.3%
50.01 - 55.00.................        83      13,342,004        1.37       160,747     8.061      361.80       609       52.8
55.01 - 60.00.................       141      28,926,460        2.96       205,152     7.458      373.91       624       57.9
60.01 - 65.00.................       216      39,445,221        4.04       182,617     7.977      361.16       615       63.2
65.01 - 70.00.................       290      56,267,778        5.76       194,027     8.053      370.96       602       68.7
70.01 - 75.00.................       444      90,154,031        9.23       203,050     7.884      374.59       613       74.0
75.01 - 80.00.................     1,950     362,216,409       37.09       185,752     8.382      371.20       625       79.7
80.01 - 85.00.................       509     103,812,303       10.63       203,953     8.695      372.65       589       84.4
85.01 - 90.00.................       789     165,846,888       16.98       210,199     8.730      376.79       612       89.6
90.01 - 95.00.................       374      68,898,087        7.06       184,219     9.520      370.61       607       94.7
95.01 - 100.00................        98      13,578,518        1.39       138,556    10.040      368.48       642       99.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         5    $  1,239,057        0.13%     $247,811     5.500%     360.00       629       62.8%
5.501 - 6.000.................        60      26,334,415        2.70       438,907     5.960      365.67       738       65.5
6.001 - 6.500.................       159      55,861,524        5.72       351,330     6.274      371.32       696       70.0
6.501 - 7.000.................       265      76,932,908        7.88       290,313     6.840      376.66       637       76.0
7.001 - 7.500.................       389      95,619,252        9.79       245,808     7.334      374.96       624       77.3
7.501 - 8.000.................       672     150,377,165       15.40       223,776     7.810      377.22       618       78.4
8.001 - 8.500.................       670     129,756,780       13.29       193,667     8.309      374.87       613       79.5
8.501 - 9.000.................       794     141,056,203       14.44       177,653     8.801      371.45       606       80.7
9.001 - 9.500.................       611      99,175,806       10.16       162,317     9.296      373.35       592       80.8
9.501 - 10.000................       598      88,369,727        9.05       147,775     9.782      369.21       585       82.6
10.001 - 10.500...............       309      43,683,279        4.47       141,370    10.306      364.61       583       84.9
10.501 - 11.000...............       251      33,671,561        3.45       134,150    10.793      358.73       574       84.3
11.001 - 11.500...............       128      14,709,167        1.51       114,915    11.305      358.77       572       82.6
11.501 - 12.000...............       102      11,315,808        1.16       110,939    11.799      352.10       575       84.1
12.001 - 12.500...............        47       3,868,112        0.40        82,300    12.279      340.87       572       86.1
12.501 - 13.000...............        27       2,359,954        0.24        87,406    12.791      335.39       571       83.4
13.001 - 13.500...............        14       1,050,438        0.11        75,031    13.260      295.66       560       81.9
13.501 - 14.000...............        13         427,584        0.04        32,891    13.847      188.13       558       68.1
Greater than 14.000...........        13         775,775        0.08        59,675    14.719      316.82       547       86.6
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                                      A-25

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     3,875    $714,498,045       73.16%     $184,387    8.404%      371.87       613       78.8%
Planned Unit Development......       744     171,009,758       17.51       229,852    8.410       372.19       617       80.0
Low-Rise Condominium..........       320      55,443,118        5.68       173,260    8.609       374.23       630       80.4
Two Family Home...............       107      23,802,232        2.44       222,451    9.106       372.99       618       77.1
Three Family Home.............        18       4,768,552        0.49       264,920    8.706       358.56       632       76.2
High-Rise Condominium.........        15       3,296,679        0.34       219,779    9.252       382.32       614       79.9
Manufactured Housing(1).......        43       3,076,092        0.31        71,537    9.553       292.14       609       69.4
Four Family Home..............         5         690,039        0.07       138,008    8.999       344.21       703       81.3
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

----------
(1)  Treated as real property.

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........     2,779    $567,038,681       58.06%     $204,044    8.195%      373.91       607       76.4%
Purchase......................     2,086     363,303,286       37.20       174,163    8.871       370.16       626       83.2
Refinance - Rate/Term.........       262      46,242,549        4.74       176,498    8.105       358.50       627       78.7
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     4,913    $948,276,805       97.10%     $193,014    8.415%      372.18       614       79.0%
Investment Property...........       178      22,395,490        2.29       125,817    9.328       358.85       638       80.2
Second Home...................        36       5,912,221        0.61       164,228    9.513       357.57       634       82.5
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-26

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1 - 120.......................       117    $  4,757,463        0.49%     $ 40,662    10.663%     102.06       604       69.7%
121 - 180.....................        52       4,797,321        0.49        92,256     8.318      172.59       627       69.8
181 - 300.....................       224      16,576,126        1.70        74,001     9.615      278.92       605       74.5
301 - 360.....................     4,155     820,716,141       84.04       197,525     8.429      359.32       617       79.2
Greater than 360..............       579     129,737,464       13.28       224,072     8.303      479.75       601       79.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                 LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     3,425    $607,454,856       62.20%     $177,359    8.231%      370.64       611       79.6%
Stated Income.................     1,702     369,129,659       37.80       216,880    8.790       373.67       621       78.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................        22    $  8,202,248        0.84%     $372,829     6.296%     374.78       807       65.3%
781 - 800.....................        34      14,356,290        1.47       422,244     6.127      362.72       791       61.7
761 - 780.....................        25       8,914,387        0.91       356,575     6.538      361.78       770       70.9
741 - 760.....................        34       9,185,516        0.94       270,162     7.023      361.26       752       78.3
721 - 740.....................        73      16,910,084        1.73       231,645     7.220      372.75       730       76.9
701 - 720.....................       101      25,287,709        2.59       250,373     7.531      363.70       711       77.8
681 - 700.....................       199      47,397,907        4.85       238,180     7.690      374.26       690       79.8
661 - 680.....................       312      66,642,682        6.82       213,598     7.965      370.21       669       80.7
641 - 660.....................       468      93,088,883        9.53       198,908     8.326      365.87       650       81.1
621 - 640.....................       598     116,524,273       11.93       194,857     8.389      369.29       630       81.0
601 - 620.....................       771     146,183,532       14.97       189,603     8.301      369.13       610       80.4
581 - 600.....................       800     136,857,406       14.01       171,072     8.617      373.88       590       79.5
561 - 580.....................       634     106,263,661       10.88       167,608     8.867      373.64       571       81.4
541 - 560.....................       458      81,234,738        8.32       177,368     9.150      379.27       550       77.5
521 - 540.....................       350      59,790,560        6.12       170,830     9.450      376.73       531       75.7
501 - 520.....................       231      37,926,429        3.88       164,184     9.488      382.60       512       72.7
500 or Less...................        17       1,818,212        0.19       106,954    10.313      316.03       492       68.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-27

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

A ............................     3,933    $758,196,387       77.64%     $192,778    8.348%      371.89        625        79.9%
A- ...........................       297      52,864,235        5.41       177,994    8.666       370.17        580        77.2
B ............................       372      73,558,076        7.53       197,737    8.671       372.05        584        76.9
C ............................       316      55,339,634        5.67       175,125    8.961       370.73        571        72.0
C- ...........................       182      31,350,696        3.21       172,257    8.828       371.65        598        78.9
D ............................        27       5,275,488        0.54       195,388    8.833       380.46        564        73.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

0 ............................     1,166    $205,953,702       21.09%     $176,633     9.180%     365.06        605        80.6%
6 ............................         1          36,927        0.00        36,927    12.125      295.00        565        62.3
12 ...........................       222      57,819,355        5.92       260,448     8.555      375.08        614        77.7
24 ...........................     2,503     467,072,944       47.83       186,605     8.526      378.62        605        80.2
36 ...........................       509      89,091,745        9.12       175,033     8.021      364.00        618        76.7
60 ...........................       726     156,609,843       16.04       215,716     7.420      363.49        656        75.2
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                             WEIGHTED
                              AVERAGE                             PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                             MONTHS TO               AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE    AVERAGE
RANGE OF                       NEXT     NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT    LOAN-TO-
MONTHS TO NEXT              ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
ADJUSTMENT DATE                DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
--------------------------  ----------  ---------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6 ....................       5           70    $ 11,460,402       1.68%    $163,720   8.820%     346.24       583       81.2%
7 - 12 ...................      12            3         513,819       0.08      171,273   7.921      348.00       561       80.8
13 - 18 ..................      17           19       2,930,881       0.43      154,257   8.835      353.15       594       84.9
19 - 24 ..................      24        3,340     629,392,846      92.24      188,441   8.729      375.82       606       80.4
25 - 31 ..................      29           21       3,276,442       0.48      156,021   8.599      352.55       605       84.4
32 - 37 ..................      36          125      26,736,088       3.92      213,889   8.104      368.19       624       77.6
38 or Greater ............      60           38       8,058,719       1.18      212,072   8.352      371.66       621       82.1
                                          -----    ------------     ------
  TOTAL/AVG./WTD. AVG.....                3,616    $682,369,197     100.00%
                                          =====    ============     ======

                                      A-28

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

2.001 - 3.000 ................         4    $    996,801        0.15%     $249,200     7.164%     391.58        614        76.8%
3.001 - 4.000 ................        18       2,866,467        0.42       159,248     9.346      368.52        588        83.1
4.001 - 5.000 ................       118      21,732,363        3.18       184,173     8.274      367.60        623        79.6
5.001 - 6.000 ................       441      86,526,987       12.68       196,206     7.898      373.30        616        77.1
6.001 - 7.000 ................     1,588     306,114,617       44.86       192,767     8.370      375.37        606        79.4
7.001 - 8.000 ................       967     184,622,014       27.06       190,922     9.206      375.09        600        81.9
8.001 - 9.000 ................       359      64,718,552        9.48       180,275     9.583      376.33        605        82.8
9.001 - 10.000 ...............        84      10,189,958        1.49       121,309    10.238      370.48        591        87.6
10.001 - 11.000 ..............        25       3,083,492        0.45       123,340    11.335      359.48        610        88.5
11.001 - 12.000 ..............         9       1,322,718        0.19       146,969    12.091      380.34        577        93.6
12.001 - 13.000 ..............         1          71,000        0.01        71,000    13.460      360.00        646       100.0
Greater than 13.000 ..........         2         124,228        0.02        62,114    14.195      428.13        525        92.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,616    $682,369,197      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in
     the Statistical Calculation Pool as of the Cut-off Date was approximately
     6.861%.

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

12.001 - 12.500 ..............         9    $  2,201,057        0.32%     $244,562     5.880%     359.91        649        66.9%
12.501 - 13.000 ..............        47      12,178,957        1.78       259,127     6.494      378.72        645        73.5
13.001 - 13.500 ..............        93      23,979,626        3.51       257,845     6.804      371.80        634        74.8
13.501 - 14.000 ..............       218      54,254,249        7.95       248,873     7.302      377.49        623        76.6
14.001 - 14.500 ..............       346      78,536,838       11.51       226,985     7.703      379.44        622        78.6
14.501 - 15.000 ..............       463     100,659,160       14.75       217,406     8.059      378.97        612        79.2
15.001 - 15.500 ..............       483      92,025,272       13.49       190,529     8.526      376.63        606        80.2
15.501 - 16.000 ..............       618     113,179,948       16.59       183,139     8.971      373.79        605        81.6
16.001 - 16.500 ..............       424      72,161,029       10.58       170,191     9.406      373.06        595        81.2
16.501 - 17.000 ..............       385      61,370,227        8.99       159,403     9.860      374.19        586        82.5
17.001 - 17.500 ..............       207      28,957,784        4.24       139,893    10.336      367.11        584        85.2
17.501 - 18.000 ..............       138      20,030,539        2.94       145,149    10.822      363.66        578        85.4
18.001 - 18.500 ..............        71      10,194,734        1.49       143,588    11.307      361.74        582        84.5
18.501 - 19.000 ..............        61       7,846,362        1.15       128,629    11.843      351.46        574        85.4
19.001 - 19.500 ..............        24       2,163,523        0.32        90,147    12.275      364.94        576        87.7
Greater than 19.500 ..........        29       2,629,891        0.39        90,686    13.306      367.62        570        89.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,616    $682,369,197      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 15.474%.

                                      A-29

        INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000 ........................        47    $ 10,944,819        1.60%     $232,868    8.415%      359.09        592        82.6%
1.500 ........................     2,538     473,317,468       69.36       186,492    8.735       374.50        607        80.5
2.000 ........................        38       7,837,869        1.15       206,260    8.477       362.42        611        78.8
3.000 ........................       989     189,595,069       27.78       191,704    8.641       376.72        605        80.0
6.000 ........................         3         499,572        0.07       166,524    8.905       395.46        532        69.3
7.000 ........................         1         174,400        0.03       174,400    9.650       360.00        625        80.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,616    $682,369,197      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.919%.

       SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

1.000 ........................       931    $180,130,937       26.40%     $193,481    8.663%      375.19        603        80.0%
1.500 ........................     2,684     501,991,760       73.57       187,031    8.715       374.59        607        80.5
2.000 ........................         1         246,500        0.04       246,500    8.625       359.00        594        85.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,616    $682,369,197      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 1.368%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

2.001 - 3.000 ................         1    $    259,801        0.04%     $259,801     7.350%     359.00        639        63.4%
4.001 - 5.000 ................         2         531,000        0.08       265,500     6.997      448.14        617        73.2
5.001 - 6.000 ................        51      10,919,770        1.60       214,113     6.762      377.76        622        69.0
6.001 - 7.000 ................       231      60,113,353        8.81       260,231     7.011      373.57        627        76.1
7.001 - 8.000 ................       719     165,547,195       24.26       230,246     7.767      379.91        618        78.8
8.001 - 9.000 ................     1,115     212,385,161       31.12       190,480     8.591      375.66        611        80.6
9.001 - 10.000 ...............       923     150,805,858       22.10       163,387     9.527      372.86        592        81.5
Greater than 10.000 ..........       574      81,807,058       11.99       142,521    10.871      365.41        579        85.4
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,616    $682,369,197      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 8.612%.

                                      A-30

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     CREDIT     LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

August 2006 ..................         2    $    195,284        0.03%     $ 97,642    12.243%     295.00        558        77.2%
September 2006 ...............         4         238,453        0.03        59,613    12.235      284.53        593        84.3
October 2006 .................         7         519,536        0.08        74,219    12.091      285.72        546        76.6
November 2006 ................        10         580,552        0.09        58,055    11.211      279.53        578        76.5
December 2006 ................         5         228,286        0.03        45,657    11.875      287.83        600        68.3
January 2007 .................         8       1,497,504        0.22       187,188     8.430      347.12        609        82.0
February 2007 ................        34       8,200,789        1.20       241,200     8.249      359.28        580        82.1
August 2007 ..................         3         513,819        0.08       171,273     7.921      348.00        561        80.8
October 2007 .................         1          77,388        0.01        77,388     8.250      350.00        635        95.0
December 2007 ................         3         561,381        0.08       187,127     8.439      352.00        584        84.1
January 2008 .................         6       1,065,015        0.16       177,503     8.623      353.00        632        84.8
February 2008 ................        11       1,453,604        0.21       132,146     9.219      354.16        561        84.5
March 2008 ...................         3         321,609        0.05       107,203     9.142      355.00        608        71.4
May 2008 .....................        11       1,853,463        0.27       168,497     9.100      357.00        608        84.3
June 2008 ....................        72      13,683,511        2.01       190,049     8.670      365.23        612        82.8
July 2008 ....................       850     152,675,215       22.37       179,618     8.879      370.65        608        81.6
August 2008 ..................     2,354     451,418,780       66.15       191,767     8.681      378.03        604        79.8
September 2008 ...............        50       9,669,364        1.42       193,387     8.520      372.34        622        82.5
October 2008 .................         2         150,614        0.02        75,307     8.978      350.00        593        85.2
December 2008 ................         2         377,656        0.06       188,828     8.407      352.00        651        86.4
January 2009 .................        10       1,440,969        0.21       144,097     8.981      353.17        589        84.3
February 2009 ................         5         851,599        0.12       170,320     8.827      354.00        579        85.8
June 2009 ....................         7       1,355,788        0.20       193,684     9.142      373.88        609        82.6
July 2009 ....................        38       6,590,960        0.97       173,446     8.670      362.21        620        78.6
August 2009 ..................        79      18,675,340        2.74       236,397     7.828      369.94        627        76.7
September 2009 ...............         1         114,000        0.02       114,000     8.250      360.00        594        95.0
July 2011 ....................         2         321,852        0.05       160,926     9.854      359.00        624        80.0
August 2011 ..................        35       7,684,617        1.13       219,560     8.278      372.27        620        82.1
September 2011 ...............         1          52,250        0.01        52,250    10.100      360.00        638        95.0
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     3,616    $682,369,197      100.00%
                                   =====    ============      ======

----------
(1)  The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date is August
     2008.

                  INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                            PERCENT OF               WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      AVERAGE     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT    CURRENT    REMAINING     CREDIT     LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       BUREAU       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)   RISK SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ----------   --------

0 ............................     4,216    $741,156,492       75.89%     $175,796    8.625%      375.65        608        78.4%
24 ...........................         8       1,456,885        0.15       182,111    8.353       356.19        622        83.1
36 ...........................         3         879,657        0.09       293,219    7.940       348.87        580        73.6
60 ...........................       900     233,091,483       23.87       258,991    7.863       359.67        637        81.1
                                   -----    ------------      ------
   TOTAL/AVG./WTD. AVG........     5,127    $976,584,516      100.00%
                                   =====    ============      ======

                                      A-31